UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Consent Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Consent Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Scio Diamond Technology Corporation
(Name of Registrant as Specified In Its Charter)

Thomas P. Hartness
Kristoffer Mack
Paul Rapello
Glen R. Bailey
Marsha C. Bailey
Kenneth L. Smith
Bernard M. McPheely
James Carroll
Robert M. Daisley
Michael McMahon
Ben Wolkowitz
Craig Brown
Ronnie Kobrovsky
Lewis Smoak

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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June 4, 2014

Dear Fellow Stockholder of Scio Diamond Technology Corporation:

I am writing to you on behalf of a group of stockholders of Scio Diamond Technology Corporation (the “Company” or “Scio”).  Collectively, our group currently owns more than 16% of the Company on a diluted basis.1  As described in greater detail below, we are writing to request that you join our efforts to elect a new board to lead the company, and to that end, ask that you complete, sign and return the enclosed consent card (BLUE form) to consent your shares in furtherance of that change.

Each of us, like you, invested in Scio based on the belief (perhaps based on the founders’ representations) that the Company has great assets, big opportunities for growth and a chance to create significant stockholder value.  In particular, we invested based on the belief and assurance that the Company’s unique asset, its intellectual property and proprietary processes for manufacturing diamonds (“Diamond Technology”), was valuable but under-exploited.  It is now almost 10 years after some of us originally invested in the Diamond Technology and Scio’s predecessor entity.  Despite a promise of the ability to synthetically create flawless diamonds, the Company has failed to generate positive earnings and the Company’s enterprise value has consistently fallen.

The current board of Scio (the “Board”) is comprised of five individuals—Edward Adams (chair), Robert Linares (Adams’ father-in-law), Theodore Strous, Gerald McGuire and James Korn (Messrs. McGuire and Korn were appointed as directors on May 29, as announced by Scio in its 8-K filed June 2, 2014).  Both Mr. Adams and Mr. Linares have been involved with or led the Company for more than a decade while it has continuously failed to meet the projections and metrics offered to stockholders.  In the last three years alone, the Company has reported net losses of more than $13 million under their leadership.  Despite reporting such multi-million dollar losses, the directors have awarded themselves during the last three years alone:2

•	Compensation, consulting payments and bonuses in the amount of more than $400,000.

•	Payments to entities affiliated with directors in the amount of more than $350,000.

•	Warrants and options for thousands of shares of the Company.

Since 2011, and despite requests from numerous stockholders, the Board has refused to call an annual meeting of the stockholders—in violation of the Company’s Bylaws and applicable corporate laws.

For this reason, I and a group of other concerned stockholders have organized for the purpose of electing a new slate of directors to lead the Company, attempt to capitalize on its Diamond Technology, and increase the value for all stockholders.  To this end, attached to this Consent Statement is a stockholder consent card that we would ask that you complete, sign and return to Alliance Advisors, LLC, which is assisting us as consent solicitor, at 200 Broadacres Drive, 3rd Fl., Bloomfield, NJ 07003.

(1) Our group beneficially owns an aggregate of 5,141,178 shares of Common Stock, constituting approximately 10.2% of the shares of Common Stock outstanding on an undiluted basis, calculated assuming 50,264,312 shares of Common Stock outstanding as of the date of this Consent Statement, which is the number of shares of Common Stock reported as issued and outstanding as of February 11, 2014 by Scio on its Form 10-Q filed on February 14, 2014. Our group beneficially owns, on a diluted basis, an aggregate of 8,988,678 shares of Common Stock (including warrants to purchase 3,816,250 shares of Common Stock and options to purchase 31,250 shares of Common Stock), constituting approximately 16.6% of the shares of Common Stock outstanding on a diluted basis, calculated assuming 54,111,812 shares of Common Stock outstanding as of the date of this Consent Statement, which includes 50,264,312 shares of Common Stock reported as issued and outstanding as of February 11, 2014 by Scio on its Form 10-Q filed on February 14, 2014, plus 3,847,500 shares of Common Stock, assuming the conversion of all warrants and options held by members of our group. The details of our group, including names and share ownership, can be found on our Statement on Schedule 13D filed with the Securities and Exchange Commission (the “Commission”) on November 28, 2012, Amendment No. 1 filed with the Commission on March 24, 2014, Amendment No. 2 filed with the Commission on April 14, 2014, Amendment No. 3 filed with the Commission on May 8, 2014, Amendment No. 4 filed with the Commission on May 28, 2014, and Amendment No. 5 filed with the Commission on June 3, 2014.
(2) The Company’s SEC filings are the source of the net loss figures and director compensation described in this letter.

By executing the consent card, you will consent your shares in favor the proposals described herein, including:

1.	Electing the individuals identified on Annex A of the accompanying Consent Statement to the Company’s Board;

2.	Repealing any amendments to the Company’s Bylaws adopted by the Board without the approval of stockholders after May 13, 2010 (the date of the first public disclosure of the Bylaws); and

3.	Amending and restating the Company’s Bylaws as set forth in Annex B of the accompanying Consent Statement.

In addition, we would ask that you sign and return the stockholder consent (BLUE form), which could summarily adopt the proposals if executed by more than 50% of stockholders.

We wish to be clear that the focus of our efforts to change the leadership of the Company is limited to the current Board.  We believe the Company’s Chief Executive Officer, Michael McMahon, and his management team have been as productive as possible in light of the challenges posed by the current Board.  As evidence of the confidence that we have in Mr. McMahon, he is included as one of the proposed new Board members described in Annex A of the accompanying Consent Statement.

Lastly, I would like to make clear that our sole objectives in these efforts are to help the Company succeed and enhance stockholder value.  During this process, the current Board will likely attempt to make any number of accusations about both me and our group in an effort to divert the focus from their failures.  If our participation in this process poses any problem for the stockholders, we will gladly make any changes necessary to support the stockholders’ interests.

If you have any questions regarding the enclosed stockholder consent or the efforts of our group generally, please contact Alliance Advisors, LLC, which is assisting us as consent solicitor, at their address and toll-free numbers listed below.

Sincerely,

Bernard M. McPheely

If you have any questions, require assistance in consenting your shares, or need additional copies of Save Scio’s Consent Statement, please contact:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Fl., Bloomfield, NJ 07003
Banks and Brokers Call Collect:  (973) 873-7721
Stockholders Call Toll-Free:  (855) 973-0096

TABLE OF CONTENTS

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS	4
QUESTIONS AND ANSWERS RELATING TO THIS CONSENT STATEMENT	5
Who is making this solicitation?	5
What are we asking you to consent to?	5
Why are we soliciting your consent?	5
Who are the Nominees?	6
In light of some of the public comments he has made, has Mr. McMahon agreed to be a Nominee and will he serve as a director of the Company if elected by written consent?	6
Who can consent to the Proposals?	7
Won’t there be an annual meeting of Stockholders later this year where we can elect directors of the Company?	7
Will my consent be valid under the Amended and Restated Bylaws announced by Scio effective April 8, 2014?	7
Will my consent be affected by, or have any effect on, the Common Stock purchase rights distributed for each share of Common Stock held by Stockholders of record on April 25, 2014?	8
When is the deadline for submitting consents?	9
How many consents must be granted in favor of each of the Proposals?	9
What should you do to consent?	9
Whom should you call if you have questions about the solicitation?	9
What does it mean if I receive more than one BLUE consent card at or about the same time?	9
How do I revoke a consent?	10
Who is paying for the solicitation on behalf of Save Scio?	10
PROPOSAL NO. 1: REPEAL OF ANY AMENDMENTS TO THE BYLAWS ADOPTED BY THE BOARD WITHOUT THE APPROVAL OF STOCKHOLDERS AFTER MAY 13, 2010	11
PROPOSAL NO. 2: ADOPTION OF PROPOSED AMENDED AND RESTATED BYLAWS	12
PROPOSAL NO. 3: ELECTION OF DIRECTORS	15
Arrangements between Save Scio and the Nominees	21
Compensation of the Company’s Directors	21
EXECUTIVE COMPENSATION	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY	25
CERTAIN RELATIONSHIPS WITH THE COMPANY	27
VOTING SECURITIES	29
PROCEDURAL INSTRUCTIONS	29
SAVE SCIO URGES YOU TO CONSENT TO THE BYLAW REPEAL PROPOSAL.	29
SAVE SCIO URGES YOU TO CONSENT TO THE ELECTION OF ALL NOMINEES.	29
YOUR CONSENT IS IMPORTANT	29
CONSENT PROCEDURES	30
NO APPRAISAL OR DISSENTER’S RIGHTS	31
STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING	31
ANNEX A	A-1
ANNEX B	B-1
ANNEX C	C-1

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
TO SEND US A PROXY

THIS SOLICITATION IS BEING MADE BY SAVE SCIO AND NOT ON BEHALF OF THE BOARD

 SCIO DIAMOND TECHNOLOGY CORPORATION
CONSENT STATEMENT

This Consent Statement and the enclosed BLUE consent card are being furnished to stockholders of Scio Diamond Technology Corporation, a Nevada corporation (the “Company”), by Thomas P. Hartness, Kristoffer Mack, Paul Rapello, Glen R. Bailey, Marsha C. Bailey, Kenneth L. Smith, Bernard M. McPheely, James Carroll and Robert M. Daisley, in connection with the solicitation of consents from you, the holders (the “Stockholders”) of common stock, par value $0.001 per share, of the Company (“Common Stock”). A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. Save Scio is soliciting written consents from the Stockholders to take certain actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”) without a stockholders’ meeting, as authorized by Nevada law.  Unless the context requires otherwise, we use the terms “Save Scio,” “we,” “our” or “us” throughout this Consent Statement to refer to Mr. Hartness, Mr. Mack, Mr. Rapello, Mr. Bailey, Mrs. Bailey, Mr. Smith, Mr. McPheely, Mr. Carroll and Mr. Daisley collectively.

Save Scio is soliciting written consents from the Stockholders to take the following actions:

1.
The repeal of any amendments to the Bylaws of the Company (the “Bylaws”) adopted by the Board of Directors of the Company (the “Board”) without the approval of Stockholders after May 13, 2010 (the date of the first public disclosure of the Bylaws);

2.	The amendment and restatement of the Bylaws, as set forth in Annex B of this Consent Statement (the “Proposed Amended and Restated Bylaws”); and

3.
The election of Ben Wolkowitz, Kristoffer Mack, Bernard M. McPheely, Craig Brown, Ronnie Kobrovsky, Lewis Smoak and Michael McMahon (each a “Nominee” and collectively, the “Nominees”) to fill the vacancies resulting from the increase in the size of the Board resulting from the adoption of Proposal No. 2, if adopted, and to serve as directors on the Board until the 2015 annual meeting of Stockholders or until their respective successors are duly elected and qualified.

Save Scio recommends that you consent your shares as follows:

1.	CONSENT to the repeal of any amendments to the Bylaws adopted by the Board without the approval of Stockholders after May 13, 2010;

2.	CONSENT to the adoption of the Proposed Amended and Restated Bylaws; and

3.
CONSENT to the election of the Nominees to fill the vacancies resulting from the increase in the size of the Board, and to serve as directors on the Board until the 2015 annual meeting of Stockholders or until their respective successors are duly elected and qualified.

We are soliciting consents because we believe that our Nominees would contribute significantly to the Board and provide important guidance to senior management. After study and analysis, we believe that the Company has consistently underperformed as a result of factors including, but not limited to, poor oversight by the current Board. As a result, we have identified, and are submitting for election by written consent, a slate of seven highly qualified Nominees to join the Board. We believe that our Nominees possess the expertise, experience and commitment needed to maximize stockholder value. Each of our Nominees was selected after careful deliberation for what we believe to be his ability to improve Company performance and work constructively with the management team. We believe our Nominees will, consistent with the best interests of the Company, work diligently to deliver value to all Stockholders. We urge all Stockholders to support us in this effort by consenting to the election of our Nominees.

The effectiveness of each of the Proposals requires the affirmative consent of the holders of record of a majority of the Common Stock outstanding as of the date the first executed consent is delivered to the Company. Proposals No. 1 and No. 2 could be effective without further action when we deliver to the Company such requisite number of consents (see the section titled “Questions and Answers Relating to this Consent Statement”).  Proposal No. 3 is subject to, or is conditioned upon, the effectiveness of Proposal No. 2.

Save Scio believes that the bylaw amendments purported to be adopted by the Company on April 14, 2014 which, among other things, eliminate the ability of stockholders to act by written consent in lieu of a meeting without advance approval by the Board, are illegal and invalid under Nevada law (see the section titled “Questions and Answers Relating to this Consent Statement”).  In the event this is determined to be the case, for the Proposals to be effective, properly completed and unrevoked written consents representing more than 50% of the issued and outstanding shares of Common Stock must be delivered to the Company. Save Scio expects to receive consents dated as early as June 4, 2014. Consequently, Save Scio expects that it will deliver all properly completed and unrevoked written consents to the Proposals from Stockholders as soon as June 16, 2014. Nevertheless, we intend to set July 31, 2014 as the goal for submission of written consents. Effectively, this means that you have until July 31, 2014 to consent to the Proposals. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT. Save Scio reserves the right to submit to the Company consents at any time. See the section titled “Consent Procedures” for additional information regarding such procedures.

This Consent Statement is dated June 4, 2014, and this Consent Statement and the accompanying BLUE consent card are first being sent or given to the Stockholders on or about June 4, 2014.

PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT CARD TODAY.

SAVE SCIO URGES YOU TO MARK THE BLUE CONSENT CARD (1) “CONSENT” TO SAVE SCIO’S PROPOSAL TO REPEAL ANY AMENDMENTS TO THE BYLAWS ADOPTED BY THE BOARD WITHOUT THE APPROVAL OF STOCKHOLDERS AFTER MAY 13, 2010, (2) “CONSENT” TO SAVE SCIO’S PROPOSAL TO ADOPT THE PROPOSED AMENDED AND RESTATED BYLAWS, AND (3) “CONSENT” TO THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

We urge you not to revoke your consent by signing any consent revocation card sent to you by the Company or otherwise, even as a sign of protest.

According to the Company’s public filings, there were 50,264,312 shares of Common Stock outstanding as of February 11, 2014. The Stockholders are entitled to one vote per share of Common Stock.

The Company has principal executive offices located at 411 University Ridge, Suite D, Greenville, SC 29601.

This Consent Statement is neither a request for the tender of, nor an offer with respect to, shares of Common Stock and does not convey record or beneficial ownership of shares of Common Stock to Save Scio.

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by following the instructions on the BLUE consent card.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included with the enclosed BLUE consent card.  Save Scio urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Save Scio c/o Alliance Advisors, LLC, which is assisting us as consent solicitor, at 200 Broadacres Drive, 3rd Fl., Bloomfield, NJ 07003, so that Save Scio will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

Only holders of record of shares of Common Stock as of the close of business on the date the first executed consent is delivered to the Company will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on that date, you will retain your right to consent even if you sell your shares of Common Stock after that date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS.  ABSTENTIONS AND FAILURES TO CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

       If you have any questions about executing or delivering your BLUE consent card or require assistance, please contact:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Fl., Bloomfield, NJ 07003
Banks and Brokers Call Collect: (973) 873-7721
Stockholders Call Toll-Free: (855) 973-0096

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Consent Statement contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations and the beliefs and expectations of analysts and others, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” or “continue,” the negative of these terms or other comparable terminology. These statements include, among others, our statements regarding the Company’s business outlook, anticipated financial and operating results, business strategy and means to implement the strategy, objectives, likelihood of success in implementing its strategy and achieving its objectives, and market valuations of the Company’s Common Stock.

Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our beliefs and assumptions (or those of others, as the case may be), which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding the likelihood of the market to value the Company at levels reflecting multiples at which companies deemed comparable to the Company are valued. These assumptions could prove inaccurate, and forward-looking statements also involve risks and uncertainties. Accordingly, actual outcomes could differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on our current assumptions and expectations. You should recognize these statements for what they are and not rely on them as facts. Further, forward-looking statements speak only as of the date they are made, and, except to the extent required by law, we undertake no obligation to update publicly any of them in light of new information or future events.

QUESTIONS AND ANSWERS RELATING TO THIS CONSENT STATEMENT

The following are some of the questions you may have as a Stockholder, as well as the answers to those questions. The following is not a substitute for the information contained elsewhere in this Consent Statement, and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. We urge you to read this Consent Statement carefully and in its entirety.

Who is making this solicitation?

Save Scio’s members are Thomas P. Hartness, Kristoffer Mack, Paul Rapello, Glen R. Bailey, Marsha C. Bailey, Kenneth L. Smith, Bernard M. McPheely, James Carroll and Robert M. Daisley. For information regarding persons who are participating in the solicitation of written consents, and potential interests in the matters described in this Consent Statement, please see Annex A of this Consent Statement.

What are we asking you to consent to?

We are asking you to consent to the following actions on the BLUE consent card:

1.	CONSENT to the repeal of any amendments to the Bylaws adopted by the Board without the approval of Stockholders after May 13, 2010 (the “Bylaw Repeal Proposal”);

2.	CONSENT to the adoption of the Proposed Amended and Restated Bylaws (the “Bylaw Adoption Proposal”); and

3.
CONSENT to the election of the Nominees to fill the vacancies resulting from the increase in the size of the Board pursuant to Proposal No. 2, if enacted, and to serve as directors on the Board until the 2015 annual meeting of Stockholders or until their respective successors are duly elected and qualified.

Please see the sections titled “Proposal No. 1: Repeal of Any Amendments to the Bylaws Adopted by the Board Without the Approval of Stockholders after May 13, 2010”, “Proposal No. 2: Adoption of Proposed Amended and Restated Bylaws” and “Proposal No. 3: Election of Directors” for a more complete description.

Why are we soliciting your consent?

After study and analysis, we believe that the Company has consistently underperformed as a result of factors including, but not limited to, poor oversight by the current Board. As announced by the Company in its 8-K filed with the Commission on June 2, 2014, the Board appointed two new directors, Gerald McGuire and James Korn to the Board on May 29, 2014.  Pursuant to Article II, Section 1(c) of the Bylaws, the Board may appoint additional directors, but only between successive annual meetings of the Stockholders.  The Board has not convened an annual meeting of the Stockholders since the Company, formerly known as “Krossbow Holding Corporation”, acquired the assets of a corporation with the name “Scio Diamond Technology Corporation” (the name of which was assumed by the Company) on August 5, 2011.  None of the current directors of the Company have been nominated by the Board for election by the Stockholders at an annual or special meeting of the Stockholders or for election by written consent in lieu of a meeting of the Stockholders.  As a result, we have identified, and are submitting for election by Stockholder consent, a slate of seven highly qualified Nominees to join the Board. We believe that our proposed Nominees possess the expertise, experience and commitment needed to maximize Stockholder value. Each of our Nominees was selected after careful deliberation for what we believe to be his ability to improve Company performance, and work constructively with the management team. We believe our Nominees will, consistent with the best interests of the Company, work diligently to deliver value to all Stockholders.

The proposals to repeal any amendments to the Bylaws adopted by the Board without the approval of Stockholders after May 13, 2010 and to adopt the Proposed Amended and Restated Bylaws of the Company are intended primarily to facilitate the election of the Nominees by increasing the size of the Board to 12, but are also intended to improve corporate governance by allowing more directors with different perspectives and management philosophies on the Board, and by instituting bylaws which are more appropriate for a publicly reporting Nevada corporation.  For example, the Proposed Amended and Restated Bylaws eliminate the Board’s ability to fix the quorum for its meetings at less than a majority of the directors.  The Proposed Amended and Restated Bylaws also increase stockholder protection by preserving the stockholders’ right to act by written consent in lieu of a meeting.  The Proposed Amended and Restated Bylaws will also improve corporate functioning by clarifying the duties of the Company’s officers.  For a more detailed description of the changes which would be made by the adoption of the Proposed Amended and Restated Bylaws, see the section titled “Proposal No. 2: Adoption of Proposed Amended and Restated Bylaws”.

The proposal to repeal any amendments to the Bylaws adopted by the Board without the approval of Stockholders after May 13, 2010, if effected, could have the effect of repealing a bylaw amendment that is not inconsistent with or disadvantageous to the election of the Nominees or other Proposals presented in this Consent Statement.

We urge all Stockholders to support us in this effort by “CONSENTING” to the repeal of any amendments to the Bylaws adopted by the Board without the approval of Stockholders after May 13, 2010, “CONSENTING” to the adoption of the Proposed Amended and Restated Bylaws and “CONSENTING” to the election of our Nominees.

Who are the Nominees?

We are proposing that Ben Wolkowitz, Kristoffer Mack, Bernard M. McPheely, Craig Brown, Ronnie Kobrovsky, Lewis Smoak and Michael McMahon be elected as directors of the Company to serve on the Board until the 2015 annual meeting of Stockholders or until their respective successors are duly elected and qualified.  Information with respect to the Nominees, and potential interests of the Nominees in the matters described in this Consent Statement, are included in the section titled “Proposal No. 3: Election of Directors” and Annex A of this Consent Statement.

The Board currently consists of five directors, the candidates for which will stand for election or re-election at the next annual meeting of Stockholders, which the Company has announced may be held in its fiscal 3rd quarter of this year (the “2014 Annual Meeting”). Save Scio, and the other participants hereunder, through this Consent Statement, are soliciting consents to elect the Nominees to serve as directors on the Board to fill vacancies created by the increase in the size of the Board to 12, pursuant to Proposal No. 2, if enacted by Stockholder consent.  The Nominees are not running in opposition to the Company’s nominations for directors, if any, at the 2014 Annual Meeting, and at present it is not the intent of Save Scio to remove any of the incumbent members of the Board.

If elected, the Nominees would be a majority of the directors and would alone be able to adopt resolutions or otherwise cause the Board to act. Save Scio, and the other participants hereunder, expect the Nominees to be able to actively engage other members of the Board in full discussion of the issues facing the Company and resolve them together. By utilizing their respective experiences and working constructively with other Board members and management, Save Scio believes the Nominees can effect positive change at the Company.

Save Scio has determined that Messrs. Wolkowitz, Mack, Brown, McPheely, Kobrovsky and Smoak are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock Market, the exchange that Save Scio selected in order to determine whether the Nominees meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-K (“Regulation S-K”).  Mr. McMahon is not considered to be independent under those standards.

To Save Scio’s knowledge the Company has no standing audit, compensation or nominating committees, and accordingly the full Board fulfills the functions that would otherwise be filled by such committees.  As announced by the Company in a press release filed as an exhibit to a Form 8-K filed with the Commission on June 2, 2014, the Board announced the completions of Committee Charters for the Board’s Audit, Compensation, Nominating and Corporate Governance Committees.  As of the date of this Consent Statement, the Board has not announced the appointment of any members of these committees.  Messrs. Wolkowitz, Mack, Brown, McPheely, Kobrovsky and Smoak meet the independence criteria applicable to members of such committees as set forth in the corporate governance listing standards of The NASDAQ Stock Market.  Mr. McMahon does not meet those criteria.

In light of some of the public comments he has made, has Mr. McMahon agreed to be a Nominee and will he serve as a director of the Company if elected by written consent?

Yes.  Mr. McMahon has publicly stated in a press release attached to the Company’s soliciting materials filed on April 22, 2014, among other things, that:

•	he does not “have any plans on working with” Save Scio;

•	he does “not otherwise support [Save Scio’s] proposals in any manner;”

•	“the proposals and maneuvers” [like that of Save Scio] “are detrimental to all of [the Company’s] shareholders;”

•	“the management team of Scio has and will continue to support and execute the actions of the Board;” and

•	“in [his] judgment, during [his] tenure as CEO, the Board’s actions have intended to enhance and protect shareholder value.”

Notwithstanding these statements, Mr. McMahon has confirmed to Save Scio that he has consented and will continue to consent to being named as a Nominee in this Consent Statement and, if elected, to serving as a director of the Company.

In connection with its review of Save Scio’s preliminary consent statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 14, 2014, the staff of the Commission requested a written statement by each member of Save Scio and the Nominees, including Mr. McMahon, acknowledging that:

•	that person is responsible for the adequacy and accuracy of the disclosure in Save Scio’s filings;
•	staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to Save Scio’s filings; and
•	that person may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.
Save Scio notified Mr. McMahon of the Commission’s request. As of the date of this Consent Statement Mr. McMahon has not provided such a written statement to the Commission.

Who can consent to the Proposals?

Pursuant to Nevada law, if you are a record owner of shares of Common Stock as of the first date on which any Stockholder delivers to the Company a consent signed by a Stockholder, you have the right to consent to the Proposals.

You also have the right to consent to the Proposals with respect to any shares of Common Stock of which you are the beneficial owner as of as of the first date on which any Stockholder delivers to the Company a consent signed by the Stockholder, but which are registered in the name of a bank, broker firm, dealer, trust company or other nominee. Please see the section titled “Consent Procedures” for details regarding how to instruct your bank, broker firm, dealer, trust company or other nominee to consent to the Proposals.

Won’t there be an annual meeting of Stockholders later this year where we can elect directors of the Company?

As announced by the Company in a press release filed as an exhibit to a Form 8-K filed with the Commission on April 29, 2014, the Board “has set a tentative schedule for a stockholders’ meeting during the Company’s fiscal 3rd quarter.”  The Company has not had an annual meeting since March 2011 in violation of Nevada law and the Bylaws, which require the Company to hold annual Stockholders' meetings.  Because the Board has only tentatively scheduled a stockholders meeting during the Company’s fiscal 3rd quarter, and no definitive date has been set, it is possible that a stockholders meeting may not be held during the Company’s fiscal 3rd  quarter.  Save Scio is soliciting consents pursuant to this Consent Statement because we believe a director election by written consent in lieu of a meeting is necessary at this time in order to capitalize on the Company’s technology and increase the value for all Stockholders.  Save Scio believes that, given the Company’s dramatic decrease in stock price in the last two years and historical operating losses, it is imperative to enact the corporate governance reforms proposed in Proposal Nos. 1, 2 and 3 as soon as possible rather than waiting until the Company’s fiscal 3rd quarter.

Will my consent be valid under the Amended and Restated Bylaws announced by Scio effective April 8, 2014?

As announced by the Company in a press release filed as an exhibit to a Form 8-K filed with the Commission on April 15, 2014, the Board purported to amend and restate the Bylaws to, among other things, prohibit Stockholder action by written consent, except in instances approved in advance by the Board.   Save Scio has objected to this action by the Board as being inconsistent with Nevada law and the right of Stockholders to take action by a majority of outstanding shares held, and has requested that the Board approve Stockholder action by written consent to enact our Proposals, however as of the date of this Consent Statement the Board has not replied to our request.  It is possible the Board may deny our request with respect to one or more of our Proposals, in which case Stockholder action by written consent with respect to those Proposals which the Board denies the ability to enact by written consent will not be permitted under the express language of the Bylaws as amended by the amendments announced by Scio on April 15, 2014 (the “Amended and Restated Bylaws”), and any consents so granted may be invalid.

Save Scio maintains that some or all of the Amended and Restated Bylaws, including the provisions eliminating the ability of Stockholders to act by written consent in lieu of a meeting, except in instances approved in advance by the Board, were illegally enacted and violate Nevada law, and are therefore unenforceable.  Save Scio alleges that the Amended and Restated Bylaws violate the express provisions of Nevada corporation statutes, and also constitute an unreasonable and disproportionate response to Save Scio’s efforts to reform Scio’s corporate governance practices.  At present Save Scio intends to challenge in a court of law the validity of Amended and Restated Bylaws which it believes were illegally adopted by Scio.  If Save Scio is able to obtain injunctive relief from a court, and the provision of the Amended and Restated Bylaws limiting the ability of Stockholders to act by written consent is repealed, your consent, if granted pursuant to this Consent Statement, will be valid and enact the Proposals by written consent in accordance with the Bylaws and Nevada law if the approval requirements set forth in this Consent Statement are reached.

Although it is Save Scio’s current intention to seek injunctive relief to permit Stockholder action by written consent, Save Scio may decline to pursue such injunctive relief. In addition, it is also possible, although we cannot say to what degree of probability, that a court may deny any injunctive relief. In either case, unless the provision of the Amended and Restated Bylaws eliminating the ability of Stockholders to act by written consent in lieu of a meeting, except in instances approved in advance by the Board is repealed by the Board or otherwise determined to be invalid, any consents granted pursuant to this Consent Statement may be invalid if the Board denies our request for advance approval to act by written consent.

Will my consent be affected by, or have any effect on, the Common Stock purchase rights distributed for each share of Common Stock held by Stockholders of record on April 25, 2014?

No.  The Company announced in a press release filed as an exhibit to a Form 8-K filed with the Commission on April 16, 2014 that it adopted a shareholder rights plan (the “Shareholder Rights Plan”), which is scheduled to expire on April 15, 2017. This type of shareholder rights plan is sometimes referred to as a “poison pill.”  Under the Shareholder Rights Plan, one common stock purchase right will be distributed for each share of Common Stock held by Stockholders of record on April 25, 2014.  Subject to certain exceptions, the rights will be exercisable if a person or group acquires 17% or more of the Company’s Common Stock (including the number of shares that are synthetically owned pursuant to derivative transactions or ownership of derivative securities) or announces a tender offer for 17% or more of the Common Stock.  Under certain circumstances, each right will entitle stockholders to buy one share of common stock of the Company at an exercise price of $1.20.  The Board will be entitled to redeem the rights at $0.001 per right at any time before a person or group has acquired 17% or more of the outstanding common stock.  The rights will expire on April 15, 2017, subject to the Company’s right to extend such date, unless earlier redeemed or exchanged by the Company or terminated.

Subject to limited exceptions, if a person or group acquires 17% or more of the outstanding Common Stock or announces a tender offer for 17% or more of the Common Stock (we refer to such a person or group as an “acquiring person”), each right will entitle the right holder to purchase, at the right’s then-current exercise price, a number of shares of Common Stock having a market value at that time of twice the right’s exercise price.  Rights held by the acquiring person will become void and will not be exercisable.  If the Company is acquired in a merger or other business combination transaction that has not been approved by the Board after the rights become exercisable, each right will entitle its holder to purchase, at the right’s then-current exercise price, a number of shares of the acquiring company’s common stock having a market value at that time of twice the right’s exercise price.

Save Scio does not intend to acquire 17% or more of the outstanding Common Stock or announce a tender offer for 17% or more of the Common Stock while the plan is effective.  In addition, under the terms of the plan, the execution of consents pursuant to this Consent Statement does not constitute an acquisition by Save Scio or any other person such as to trigger the ability to purchase Common Stock at a discount as described above.  As a result, the solicitation of consents and the grant of consents pursuant to this Consent Statement will have no effect on the rights of Stockholders under the plan.

When is the deadline for submitting consents?

Under Nevada law and the Bylaws there is no deadline for submitting consents. Nevertheless, we intend to set July 31, 2014, as the goal for submission of written consents. Regardless of when consents are submitted, we will submit all consents we have received to the Company prior to or immediately upon receiving consents representing more than 50% of the issued and outstanding Common Stock consenting in the affirmative on Proposal Nos. 1 and 2. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT. Save Scio reserves the right to submit to the Company consents at any time. See the section titled “Consent Procedures” for additional information regarding such procedures.

How many consents must be granted in favor of each of the Proposals?

Assuming the provisions in the Amended and Restated Bylaws eliminating the ability of Stockholders to act by written consent without the Board’s advance approval are repealed or otherwise found to be invalid or the Board grants our request to act by written consent, each of the Bylaw Repeal Proposal, the Bylaw Adoption Proposal and the election of each Nominee to the Board would be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the shares of Common Stock entitled to consent to such matters and the consents are delivered to the Company. According to the Company’s Form 10-Q filed with the Commission on February 14, 2014, there were 50,264,312 shares of Common Stock outstanding as of February 11, 2014.

Assuming that the number of outstanding shares of Common Stock remains 50,264,312, the consent of stockholders holding at least 25,132,157 shares of Common Stock would be necessary to enact each of the Bylaw Repeal Proposal, the Bylaw Adoption Proposal and the election of each Nominee to the Board.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS AND FAILURES TO CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

What should you do to consent?

If your shares of Common Stock are registered in your own name, please submit your consent to us by completing, signing, dating and returning the enclosed BLUE consent card in the postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed BLUE consent card.  Save Scio urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Save Scio by mail c/o Alliance Advisors, LLC, which is assisting us as consent solicitor, at their address and toll-free numbers listed below, so that Save Scio will be aware of all instructions given and can attempt to ensure that such instructions are followed.

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Fl., Bloomfield, NJ 07003
Banks and Brokers Call Collect: (973) 873-7721
Stockholders Call Toll-Free: (855) 973-0076

Whom should you call if you have questions about the solicitation?

Please call Alliance Advisors, LLC, which is assisting us as consent solicitor, at their address and toll-free numbers listed above.

What does it mean if I receive more than one BLUE consent card at or about the same time?

It generally means you hold shares registered in more than one account. In order to vote all of your shares, please complete, sign, date and return each BLUE consent card you receive.

How do I revoke a consent?

An executed consent card may be revoked at any time by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective. Revocations may only be made by the record holder that granted such consent. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to Save Scio, or to the principal executive offices of the Company. Although a revocation is effective if delivered to the Company, Save Scio requests that either the original or photostatic copies of all revocations of consents be mailed or delivered to Save Scio c/o Alliance Advisors, LLC, which is assisting us as consent solicitor, at 200 Broadacres Drive, 3rd Fl., Bloomfield, NJ 07003, so that Save Scio will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

PLEASE DO NOT RETURN ANY WHITE OR OTHER COLOR CONSENT CARD YOU MAY RECEIVE FROM THE COMPANY OR OTHERWISE GRANT A CONSENT FOR YOUR SHARES OF COMMON STOCK, EVEN AS A SIGN OF PROTEST.

Who is paying for the solicitation on behalf of Save Scio?

Save Scio will bear all costs of the solicitation of consents on behalf of Save Scio and the other participants described on Annex A. Pursuant to a Group Voting Agreement, dated as of April 14, 2014, by and among the members of Save Scio, Mr. McPheely is directly responsible for bearing the costs of the solicitation of consents on behalf of Save Scio and the other participants described on Annex A, and is entitled to reimbursement of such costs by the other members of Save Scio. Article II, Section 12 of the Proposed Amended and Restated Bylaws provides for the reimbursement of reasonable expenses incurred in connection with nominating one or more candidates in a contested election of directors to the Board, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, so long as (a) one or more candidates nominated by the nominator are elected to the Board, (b) Stockholders are not permitted to cumulate their votes for directors, (c) the election occurred concurrent with or after the bylaw’s adoption, and (d) doing so would not cause the directors to violate their fiduciary duties to the Company. The amount paid to a nominating Stockholder under this bylaw in respect of a contested election cannot exceed the amount expended by the Company in connection with the election.

Save Scio estimates the total amount to be spent in furtherance of or in connection with the solicitation of security holders of the Company to be approximately $200,000.  Save Scio’s aggregate expenditures to date in furtherance of or in connection with the solicitation of security holders of the Company are less than $111,000.

If all (or some of) the Nominees are elected, Save Scio intends to seek reimbursement of those costs from the Company, subject to any restrictions based on applicable law or in the Company’s Articles of Incorporation or Bylaws.  Save Scio does not currently intend to submit the reimbursement of the costs of its solicitation efforts to a vote of the Stockholders for approval.

Save Scio has retained Alliance Advisors, LLC to act as an advisor in connection with this consent solicitation. In connection with its retention by Save Scio, Alliance Advisors, LLC has agreed to provide consulting and analytical services and solicitation services with respect to banks, brokers, institutional investors and individual Stockholders. Save Scio has agreed to pay Alliance Advisors, LLC a fee for its services estimated to be not more than $25,000 and to reimburse Alliance Advisors, LLC for its reasonable out-of-pocket expenses. Save Scio also has agreed to indemnify Alliance Advisors, LLC against certain liabilities and expenses in connection with this consent solicitation, including liabilities under the federal securities laws. Approximately 25 employees of Alliance Advisors, LLC will engage in the solicitation. Proxies may be solicited by mail, advertisement, telephone, facsimile or in person. Solicitations may also be made by persons affiliated with Save Scio. However, no such person will receive additional compensation for such solicitation other than Alliance Advisors, LLC.

PROPOSAL NO. 1:  REPEAL OF ANY AMENDMENTS TO THE BYLAWS ADOPTED BY THE BOARD WITHOUT THE APPROVAL OF STOCKHOLDERS AFTER MAY 13, 2010

Save Scio has proposed to repeal any amendments to the Bylaws adopted by the Board without the approval of Stockholders after May 13, 2010 (the date of the first public disclosure of the Bylaws). This Proposal could have the effect of repealing a bylaw amendment that is not inconsistent with or disadvantageous to the election of the Nominees or other proposals presented in this Consent Statement.  The text of the proposed resolution is below:

RESOLVED, that the Bylaws are hereby amended to repeal any amendments thereto adopted by the Board without Stockholder approval after May 13, 2010 and prior to or concurrently with the effectiveness of this Resolution.

WE STRONGLY URGE YOU TO “CONSENT” TO AND USE THE BLUE CONSENT CARD TO AUTHORIZE THE RESOLUTION TO REPEAL ANY AMENDMENTS TO THE BYLAWS ADOPTED BY THE BOARD WITHOUT THE APPROVAL OF STOCKHOLDERS AFTER MAY 13, 2010.

PROPOSAL NO. 2:  ADOPTION OF PROPOSED AMENDED AND RESTATED BYLAWS

Save Scio has proposed, pursuant to Article X, Section 2 of the Bylaws (or Article IX, Section 2 of the Amended and Restated Bylaws, as applicable), to amend and restate the Bylaws as set forth in Annex B to this Consent Statement.

Save Scio believes that it is in the best interests of the Company and its Stockholders that the Proposed Amended and Restated Bylaws be adopted to permit the Nominees to exercise their rights as directors if and when elected. Regardless of whether the Nominees are elected to the Board, Save Scio believes that the Amended and Restated Bylaws improve the corporate governance of the Company by providing bylaws more appropriate for a publicly reporting company.  For example, the Proposed Amended and Restated Bylaws eliminate the Board’s ability to fix the quorum for its meetings at less than a majority of the directors.  The Amended and Restated Bylaws also increase Stockholder protection by preserving the Stockholders’ right to act by written consent in lieu of a meeting.  The Amended and Restated Bylaws will also improve corporate functioning by clarifying the duties of the Company’s officers.

Article VII, Section 1 of the Proposed Amended and Restated Bylaws also includes a provision which prevents the further amendment of the Bylaws unless such amendments are adopted by the Stockholders, by the Board when such power is conferred upon the Board by the Company’s Articles of Incorporation or at any special meeting of the Stockholders or the Board if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal bylaws is conferred upon the Board by the Company’s Articles of Incorporation, it will not divest or limit the power of the Stockholders to adopt, amend or repeal bylaws.

While Save Scio maintains that some or all of the amendments made in the Amended and Restated Bylaws are invalid (please see the section titled “Questions and Answers Relating to This Consent Statement” for a more detailed explanation as to why Save Scio believes some or all of the provisions of the Amended and Restated Bylaws are illegal and/or invalid), it is possible that some or all of the provisions of the Amended and Restated Bylaws may be considered to be legal and valid.  That being the case, below is a brief description of the ways in which the Proposed Amended and Restated Bylaws would modify (i) the Bylaws as they existed prior to April 8, 2014 (the “Original Bylaws”), and (ii) the Amended and Restated Bylaws.

Ways in Which the Proposed Amended and Restated Bylaws Differ from the Original Bylaws

The Proposed Amended and Restated Bylaws:

•	Update the name of the Company

•	Add information about the registered agent and places of business

•	Enable Stockholders to call special meetings by written demand

•	Increase the quorum for Stockholders’ meetings from two persons to a majority of the outstanding shares entitled to vote

•	Eliminate provisions that excuse failure to give notice of Stockholders’ meetings

•	Require directors, in the event directors are not elected at the time designated for the annual Stockholders’ meeting, to cause the election to be held at a special meeting as soon as convenient

•	Enable Stockholders and directors to waive notice of meetings

•	Ensure that a chairman is not elected at Stockholders’ meetings with less than a quorum

•	Specify what business may be conducted at adjourned Stockholders’ meetings

•	Remove the requirement that proxies be appointed in writing and deposited with the Company

•	Ensure that stock transfer books do not close after the record date for Stockholder action

•	Require the Company to furnish lists of Stockholders entitled to vote at each meeting

•	Allow Stockholders to recover expenses incurred to nominate certain director candidates

•	Eliminate the chairman’s power to conclusively resolve disputes about eligibility to vote at Stockholders’ meetings

•	Fix the number of directors at 12

•	Require a majority of directors as a quorum for Board meetings

•	Authorize the Board to fill all director vacancies as necessary between annual meetings

•	Revise provisions about setting directors’ and officers’ compensation

•	Clarify when directors are presumed to have assented to corporate action

•	Revise eligibility and voting rules for committees

•	Explain the duties of corporate officers and ensure their removal does not prejudice their contract rights

•	Provide a mechanism to fill officer vacancies

•	Require officers to reimburse the corporation for certain non-deductible expenses

•	Provide mandatory and contractually protected indemnification of directors and officers under certain circumstances

•	Revise provisions regarding indemnity and insurance for directors and similar persons serving other entities

•	Permit advancement of litigation expenses

•	Change the procedure for indemnification decisions

•	Revise provisions regarding share transfers and delete rules governing fractional shares

•	Eliminate restrictions on borrowing power to give the Company greater flexibility

•	Preserve Stockholders’ power to adopt, amend or repeal the bylaws and, if such action is taken at a special meeting, require the action to be contained in the notice

Ways in Which the Proposed Amended and Restated Bylaws Differ from the Amended and Restated Bylaws

The Proposed Amended and Restated Bylaws:

•	Add information about the registered agent and places of business

•	Enable Stockholders to call special meetings by written demand

•	Eliminate provisions that excuse errors in giving notice regarding stockholders’ meetings

•	Require directors, in the event directors are not elected at the time designated for the annual Stockholders’ meeting, to cause the election to be held at a special meeting as soon as convenient

•	Permit Stockholders to take action by written consent without the approval of the Board

•	Eliminate the requirement that proxies be appointed in writing and deposited with the Company and place a three-year limit on proxy effectiveness

•	Ensure that stock transfer books do not close after the record date for Stockholder action

•	Protect Stockholders’ notice of adjourned meetings by deleting exceptions to the notice requirement and allowing the Board to set a record date preceding the resolution adopting that record date

•	Require a majority of shares entitled to vote to approve all Stockholder action

•	Allow Stockholders to recover expenses incurred to nominate certain director candidates

•	Lift restrictions on the manner of nominating directors

•	Eliminate the advance notice procedures for director nominations and Stockholder proposals

•	Fix the number of directors at 12

•	Increase directors’ notice for special meetings from 24 to 72 hours

•	Clarify when directors are presumed to have assented to corporate action

•	Revise eligibility and voting rules for committees

•	Explain the duties of corporate officers

•	Revise provisions about setting officers’ compensation

•	Require officers to reimburse the Company for certain non-deductible expenses

•	Relax restrictions on non-certificated shares

•	Conform the amounts eligible for indemnification to Nevada law

•	Change the procedure for indemnification decisions

•	Remove special amendment procedure for indemnification bylaws

•	Confirm the Board’s authority to set indemnification amounts for employees and agents

•	Revise provisions regarding share transfers and delete rules regarding fractional shares

•	Eliminate restrictions on borrowing power to give the Company greater flexibility

•	Preserve Stockholders’ power to adopt, amend or repeal the Bylaws and, if such action is taken at a special meeting, requiring the action to be contained in the notice

•	Delete super-majority approval requirements for certain transactions

•	Lift restrictions on the forum for adjudication of disputes

•	Remove provisions that insulate directors and officers from liability for breaches of fiduciary duty

Therefore, Proposal No. 2 seeks to adopt a resolution to adopt the Proposed Amended and Restated Bylaws as the bylaws of the Company in the following form:

RESOLVED, that the Proposed Amended and Restated Bylaws, as described in the accompanying Consent Statement, be, and hereby are, adopted as the bylaws of the Company, effective immediately.

WE STRONGLY URGE YOU TO “CONSENT” TO AND USE THE BLUE CONSENT CARD TO AUTHORIZE THE RESOLUTION TO ADOPT THE PROPOSED AMENDED AND RESTATED BYLAWS OF THE COMPANY.

PROPOSAL NO. 3:  ELECTION OF DIRECTORS

We propose that the Stockholders consent to the election of Ben Wolkowitz, Kristoffer Mack, Bernard M. McPheely, Craig Brown, Ronnie Kobrovsky, Lewis Smoak and Michael McMahon as directors of the Company. The Board is currently composed of three directors whose terms expired at the Company’s 2012 annual meeting of Stockholders, and two directors whose terms will expire at the 2014 Annual Meeting.  Mr. McPheely was a member of the Board from August 13, 2012 until he resigned from the Board on May 13, 2013.

Set forth below are the names, ages, business addresses and business experience for the past five years and certain other information for the individuals nominated by Save Scio as the Nominees to stand for election by written consent. This information has been furnished to Save Scio by the Nominees. Except as specifically provided herein, none of the corporations or other organizations in which any Nominee carried on his principal occupations or employment during the past five years is a subsidiary or other affiliate of the Company.  In addition, the table below sets forth a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a director of the Company as of the date of this Consent Statement, in light of the Company’s business and structure.

Nominees

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in Each Case During the Last Five Years

Ben Wolkowitz Age 68	32 Dellwood Drive Madison, NJ 07940
Mr. Wolkowitz has had an extensive career in finance and economics. Most recently he headed Madison Financial Technology Partners, a consulting firm that advised technology companies on how to position their products for the financial services industry. Previously he was a Managing Director at Morgan Stanley where he had several assignments in the Fixed Income Division over a sixteen-year career. Initially he set up and ran their financial futures brokerage operation, then ran a significant portion of the Fixed Income sales force. He also was the head of Fixed Income Research and as his last assignment, prior to retiring, he managed a $100 million portfolio of technology companies in which Morgan Stanley had made investments.

Prior to joining Morgan Stanley he was with Citicorp where he started and ran their fixed income futures brokerage operation. Before the New York phase of his career Mr. Wolkowitz was with the Board of Governors of the Federal Reserve System where he was in charge of Financial Studies, a department in the Division of Research and Statistics. His team was responsible for analyzing and advising Governors of the Board on financial markets and financial institutions. Mr. Wolkowitz joined the Fed after teaching at Tulane University in the economics department. At that time he was also a consultant to the Urban Institute in Washington, D.C.

Mr. Wolkowitz has written and lectured extensively worldwide on both theoretical and applied topics in economics and finance. In addition he coauthored a book, Bank Capital, and has several articles republished in anthologies on financial and economic topics. Mr. Wolkowitz has a BA cum laude from Queens College and a PhD in economics from Brown University.

Mr. Wolkowitz is also a Town Council Member, Madison N.J. and a member of the Advisory Board of the Great Swamp Watershed Association.

Mr. Wolkowitz headed Madison Financial Technology Partners until December 2011.  Mr. Wolkowitz has had no other employment during the past five years.

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in Each Case During the Last Five Years

Mr. Wolkowitz’s extensive high-level regulatory experience and connections in the financial industry led Save Scio to the conclusion that he should serve as a director of the Company.

Kristoffer Mack Age 50	515 Madison Avenue Suite 1300 New York, NY 10022
Mr. Mack is a Senior Managing Director and Co-Founder of WaveCrest Securities, LLC, a FINRA registered broker dealer and has held such position since January 2013.  Mr. Mack has over 26 years of investment banking experience during which time he has held senior level positions in leverage finance, high yield and debt capital markets with Deutsche Bank, Morgan Stanley, Bankers Trust and Drexel Burnham Lambert. Mr. Mack worked for Deutsche Bank from 1999 to December 2010, where he held the position of Managing Director of the Investment Banking Divisions.  From December 2010 to February 2012 Mr. Mack was a Managing Director of Focus Capital.  From February 2012 to December 2012 Mr. Mack was not officially employed but engaged in the founding of WaveCrest.  Throughout his career, he has executed a broad range of advisory, financing and capital raising assignments on behalf of US and international clients.

Prior to founding WaveCrest Securities, Mr. Mack was Senior Managing Director of Focus Capital Group, Inc. from 2010-2012.  He also spent 11 years in senior positions at Deutsche Bank. Most recently, he was Managing Director and Global Head of Hedge Fund coverage for Deutsche Bank investment banking department in New York. Prior to leading global hedge fund coverage, Mr. Mack spent 6 years in Tokyo, Japan, where he founded and ran Deutsche Bank’s principal investment, leverage finance, sponsor coverage and real estate finance businesses in the Asia Pacific region with a specific focus on the Chinese and Japanese regions. In addition to these responsibilities, Mr. Mack was a member of the Asia Pacific management committee and he established and managed a $1.5 billion internal investment fund focused on investing in nonperforming and under-performing assets in the Japanese and Chinese markets.

Mr. Mack has lived, worked and studied in Asia for eight years and has extensive business, political and cultural experience in the region. Mr. Mack holds a BA in International Economics and Japanese language, magna cum laude, from Georgetown University and an MBA from Wharton School of Business. He is a Phi Beta Kappa honors recipient and speaks fluent Japanese. Mr. Mack currently sits on the Boards of Georgetown University and Styleowner, Inc.

Mr. Mack’s extensive skills and experience in the financial industry led Save Scio to the conclusion that he should serve as a director of the Company.

Bernard M. McPheely Age 62	P.O. Box 26509 Greenville, SC 29615
Bern McPheely recently retired in December 2012 as President of Hartness International after more than 35 years of service.  A leader in total solutions to the packaging industry, Hartness provides equipment globally to more than 100 countries.  From startup and under Bern's guidance, Hartness was profitable every quarter since

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in Each Case During the Last Five Years

1982. He spearheaded short and long term strategic planning, including four major company-wide transformations to reposition the Hartness value proposition, product portfolio and go-to-market strategy.  Bern negotiated and executed the sale of Hartness to ITW (Illinois Tool Works) and was responsible for shepherding the transition from a family owned business to a public company.  He has also been responsible for successful synergistic acquisitions.  From 2000-2002 Bern was chairman of the PMMI ($6 billion member packaging association) and currently is on the Board of Directors of Dorner Manufacturing Corp. in Hartland Wisconsin.  Bern was honored by Start Magazine as one of the top ten "CEO Visionaries Who Ignite Technology" and has briefed President Clinton and cabinet members on the state of US business.  Bern previously worked with the US Department of Commerce.

A graduate of The Thunderbird Graduate School of International Management, Bern also received his undergraduate degree from Albion College in Albion Michigan.

Mr. McPheely was a member of the Board from August 13, 2012 until Mr. McPheely resigned from the Board on May 13, 2013.

Mr. McPheely’s past experience as a director of the Company, his business acumen and his potential to connect with investors led Save Scio to the conclusion that he should serve as a director of the Company.

Craig Brown Age 63	945 S. Main Street Greenville, SC 29601
Craig Brown has been the President and CEO of Keelers Ridge Associates, a private equity and consulting firm that is engaged in investment and entrepreneurial activities involving sports, technology, and marketing since 2003.  He is an active investor and Board member of several companies, including The Baseball Factory, a firm that is the leader in college placement and skill development for high school athletes. Brown is also the President and Co-owner of the Greenville Drive baseball team, the South Atlantic League affiliate of the Boston Red Sox. Brown also led the construction of Fluor Field, the Drive’s award winning stadium in Downtown Greenville.  Fluor Field is one of a handful of privately owned stadiums in America and was named Ballpark of the Year upon its debut in 2006.  Fluor Field and the Greenville Drive have proven to be catalysts for community engagement and economic growth and development in the region.

Prior to founding Keelers Ridge Associates, Mr. Brown spent 23 years as a key executive in the globalization of the advertising industry, most recently as President and Chief Operating Officer of the Bcom3 Group, an advertising and communications services holding company.  Over the course of his career in advertising, Mr. Brown was a principal executive in the industry’s three largest and most defining mergers, including the merger of Leo Burnett and The MacManus Group to form Bcom3 and the $4,000,000,000 merger of Bcom3 and the Publicis Groupe.  The merger with Bcom3 transformed the Publicis Groupe into one of four firms that dominate the global advertising industry. After the acquisition, Mr. Brown served as an executive of Publicis for 15 months in a transitional capacity and as a director of OBSA Settlement Corporation, an entity formed to monetize the debt consideration received by Bcom3 shareholders in the merger with Publicis.

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in Each Case During the Last Five Years

From 1996 until the formation of Bcom3 in 2000, Mr. Brown served as Vice Chairman, Chief Operating Officer and Chief Financial Officer of The MacManus Group. In those positions, Mr. Brown led The MacManus Group’s successful program of global growth via acquisitions and services diversification.  This program resulted in the acquisition and integration of over 100 individual companies across all major global geographies and marketing services disciplines.  Mr. Brown also pioneered the use of a shared service organization in the industry through the creation of re:SOURCES, the award-winning shared services organization which provides support services in the areas of finance, information technology and administration to agency operating units in all major markets.

Mr. Brown joined D’Arcy MacManus & Masius in 1980 and was named its Corporate Executive Vice President and Chief Financial Officer in 1983.  Mr. Brown assumed the role of Chief Financial Officer of DMB&B in 1986—following the merger of Benton & Bowles and D’Arcy MacManus Masius—the industry’s first mega merger.

Mr. Brown started his career in 1972 with Arthur Andersen & Co., and served eight years as a certified public accountant after receiving his Bachelor of Arts degree from Michigan State University.  Brown is an active alumnus of Michigan State where he currently serves as Chairman of Spartan Innovations an organization devoted to the commercialization of the University’s Intellectual Property.  In 2003 the University bestowed upon him the Distinguished Alumnus award, the highest award granted to graduates of MSU. Brown is also a member of the MSU Athletic Director’s Council and is the past Chairman and current Board member of the Michigan State University Research Foundation.

Mr. Brown also serves on the Board of Directors of The Partnership at Drugfree.org where he is Board Treasurer, the Hydrocephalus Association, where he is Vice Chairman, and is a founding Board member of MiLB Enterprises which oversees brand marketing for Minor League Baseball.

He previously served on the Board of Directors for the USA Ski and Snowboard Team, the Advisory Board of the Eli Broad School of Management at Michigan State University, and “Just Say No, International” where he had a six-year term as the National Board Chairman.

Mr. Brown and his wife Vicki have three grown children and live in Naples, Florida and Greenville, South Carolina.  Mr. Brown is an active runner and enjoys golf, skiing and all forms of sports.

Mr. Brown’s business acumen, his connections in the capital raising industry and his potential to connect with investors led Save Scio to the conclusion that he should serve as a director of the Company.

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in Each Case During the Last Five Years

Ronnie Kobrovsky Age 63	Central Bottling Company PO Box 555 Bnei-Brak 51104 Israel
Ronnie Kobrovsky, 63, joined the Central Bottling Company in 1976 and served CBC until 1995 in various capacities, including Production Engineer, Chief Engineer and, from 1985 to 1995, as Deputy General Manager. Mr. Kobrovsky has been President of CBC since 2002.

In 1996, Mr. Kobrovsky built and managed International Beer Breweries (“Carlsberg Israel” and “Prigat Israel”) and United Romanian Breweries (Tuborg Romania) serving as Chairman and CEO of both companies. In 1998 he returned to CBC as General Manager, and in 2002 he was appointed President of CBCGroup.

Mr. Kobrovsky is a graduate of Tel Aviv University with a degree in Industrial Engineering.  In 1994 he received an Executive MBA from the Recanati School of Management at Tel Aviv University.

Mr. Kobrovsky has served as Chairman of the Food Industries Association at the Manufacturers’ Association of Israel and has also served as the Chairman of the Manufacturers’ Association. He has served as Chairman and Director of Turk Tuborg Brewing & Malting Inc. since 2008.  He is married to Etty; they have three children and five grandchildren.

In 2008, Ronnie was awarded the “Lifetime Achievement in Industry Award” by the Chairman of the Israeli Knesset on behalf of the Manufacturers’ Association of Israel, in recognition of his “contribution to Israeli industry, economy and society” and the realization of the vision of turning the Central Bottling Company Group into a thriving group of companies, which sets the tone for the beverage and food markets in 21st century Israel.

Mr. Kobrovsky’s business acumen and potential to connect with investors, as well as his connections in the European markets, led Save Scio to the conclusion that he should serve as a director of the Company.

Lewis Smoak Age 70	c/o Ogletree, Deakins, Nash, Smoak & Stewart, P.C. P.O. Box 2757 Greenville, SC 29602
Mr. Smoak is a founding partner of Ogletree, Deakins, Nash, Smoak & Stewart, which was founded in 1977.

During more than 44 years of representing companies in labor and employment matters, he has personally handled approximately 300 union organizing and decertification campaigns. He has extensive experience in the development and implementation of preventive labor relations programs for clients in all regions of the country.

He is among the one percent of U.S. lawyers listed in The Best Lawyers in America, and has also been selected by his peers for inclusion in the ABA’s College of Labor and Employment Lawyers, and Chambers USA Leading Lawyers in America. Mr. Smoak is the author of three comprehensive nationwide labor relations studies in the construction industry.

He has served on the Greenville (president) and South Carolina State Chambers of Commerce and currently serves on the State Chamber’s Good Government Committee. He has served since 2002 as a member of South Carolina BIPEC’s Board and its Executive Committee since 2004.

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in Each Case During the Last Five Years

He focuses community efforts on early childhood education issues, including service on United Way’s Success by Six Board, and chairing both Greenville County (2001-2003) and the State of South Carolina’s First Steps for School Readiness Board of Trustees (2003-2013).

For his work in early childhood education, he was recognized and received the 2006 Ellis Island Medal of Honor.

Mr. Smoak’s legal expertise as a practicing attorney led Save Scio to the conclusion that he should serve as a director of the Company.

Michael McMahon Age 63	411 University Ridge Suite D Greenville, SC 29601
Mr. McMahon has been the Chief Executive Officer of the Company since February 2013.  He was previously the Company’s Chief Operating Officer from October 2011 to February 2013.

Mr. McMahon is a graduate of the University of Cincinnati and has over 30 years of senior management leadership experience.  Prior to joining the Company, he served as President of Unique Solutions, a startup systems and project management firm, from 2006 to 2011.  He has also held Senior Executive Positions at Fluor Corporation, Jacobs Engineering, and CRSS, Inc., managing the design and construction of over 19 billion dollars of constructed value worldwide, much of it in high technology.

Mr. McMahon’s experience and performance as Chief Executive Officer of the Company led Save Scio to the conclusion that he should serve as a director of the Company.

The Nominees, if elected by Stockholder consent, would hold office until the 2015 annual meeting of Stockholders or until their respective successors have been duly elected and qualified. Each of the Nominees has consented to being named as a Nominee in this Consent Statement and, if elected, to serving as a director of the Company.

The Board currently consists of five directors, the candidates for which will stand for election or re-election at the 2014 Annual Meeting. Save Scio, and the other participants hereunder, through this Consent Statement, are soliciting consents to elect the Nominees to serve as directors on the Board to fill vacancies created by the increase in the size of the Board to 12, pursuant to Proposal No. 2, if enacted by Stockholder consent.  The Nominees are not running in opposition to the Company’s nominations for directors, if any, at the 2014 Annual Meeting, and at present it is not the intent of Save Scio to remove any of the incumbent members of the Board.

If elected, the Nominees would be a majority of the directors and would alone be able to adopt resolutions or otherwise cause the Board to act. Save Scio, and the other participants hereunder, expect the Nominees to be able to actively engage other members of the Board in full discussion of the issues facing the Company and resolve them together. By utilizing their respective experiences and working constructively with other Board members and management, Save Scio believes the Nominees can effect positive change at the Company.

Save Scio has determined that Messrs. Wolkowitz, Mack, Brown, McPheely, Kobrovsky and Smoak are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock Market, the exchange that Save Scio selected in order to determine whether the Nominees meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-K.  Mr. McMahon is not considered to be independent under those standards.

To Save Scio’s knowledge the Company has no standing audit, compensation or nominating committees, and accordingly the full Board fulfills the functions that would otherwise be filled by such committees.  As announced by the Company in a press release filed as an exhibit to a Form 8-K filed with the Commission on June 2, 2014, the Board announced the completions of Committee Charters for the Board’s Audit, Compensation, Nominating and Corporate Governance Committees.  As of the date of this Consent Statement, the Board has not announced the appointment of any members of these committees.  Messrs. Wolkowitz, Mack, Brown, McPheely, Kobrovsky and Smoak meet the independence criteria applicable to members of such committees as set forth in the corporate governance listing standards of The NASDAQ Stock Market.  Mr. McMahon does not meet those criteria.

Except for the Voting Agreement (described below), the only commitment each of the Nominees has given to Save Scio, and the only commitment Save Scio has sought from the Nominees, is a promise that he will, if elected, serve as a director, act in the best interests of the Company and its Stockholders and exercise his independent judgment in accordance with his fiduciary duties in all matters that come before the Board.

To the extent that the Company proposes to put up for election nominees at the 2014 Annual Meeting, if the 2014 Annual Meeting occurs before enough consents have been received to effect the proposals described in this Consent Statement, Save Scio reserves the right to nominate the Nominees for election as directors at the 2014 Annual Meeting. Save Scio reserves the right to challenge any action by the Company that has, or if consummated would have, the effect of disqualifying any Nominee.

For information about potential interests the Nominees may have in the Proposals, please see Annex A of this Consent Statement.

Arrangements between Save Scio and the Nominees

Except for Messrs. Mack and McPheely, the only commitment each of the Nominees has given to Save Scio, and the only commitment Save Scio has sought from the Nominees, is a promise that he will, if elected, serve as a director, act in the best interests of the Company and its Stockholders and exercise his independent judgment in accordance with his fiduciary duties in all matters that come before the Board.  Pursuant to a Group Voting Agreement, dated as of April 14, 2014 (the “Voting Agreement”), by and among the members of Save Scio, including Messrs. Mack and McPheely, each member of Save Scio, including Messrs. Mack and McPheely, agreed to, among other things, (i) jointly deliver a written demand in accordance with the Bylaws to call a special meeting of the Stockholders (the “Special Meeting”), (ii) vote or grant consents for all shares of Common Stock held by such person, including shares acquired after signing the Voting Agreement, either at the Special Meeting, in person or by proxy, or by written consent in lieu of a meeting, in favor of the election of the Nominees, which includes Messrs. Mack and McPheely, (iii) to vote against any action, proposal, transaction or agreement that could reasonably be expected to change in any manner the voting rights of any shares of Common Stock (including any amendments to the Company’s Articles of Incorporation or the Bylaws (other than Proposal Nos. 1 and 2)), (iv) to appoint Mr. McPheely as their proxy and attorney-in-fact to vote or act by written consent during the term of the Voting Agreement their shares of Common Stock in accordance with the Voting Agreement, (v) transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber any of their shares of Common Stock or enter into any contract, option or other agreement with respect to, or consent to, a transfer of any of shares of Common Stock or such person’s voting or economic interest therein, except for certain transfers a condition of which is that the transferee agrees to be bound by the terms and provisions of the Voting Agreement, and (vi) to retain, and not in any way compromise or encumber, the right to vote all shares of Common Stock beneficially owned by such person as of the date of the Special Meeting or grant a consent of such shares in lieu of a meeting.

Compensation of the Company’s Directors

The Nominees will not receive any compensation from Save Scio to serve as nominees for election and, if elected, as directors of the Company.

They will, however, receive whatever compensation the Board has established for directors of the Company unless and until the Board determines to change such compensation.  For information regarding the Company’s compensation of directors of the Company, please review the section titled “Executive Compensation” and the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2013 filed with the Commission on June 28, 2013.

The Bylaws contain provisions that provide for indemnification of directors, to the fullest extent permitted by law.

Except for Mr. McMahon, none of the Nominees, or any associate of any Nominee, has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans or other compensation, from, or in respect of, services rendered on behalf of the Company, that is required to be disclosed pursuant to Item 402 of Regulation S-K or is otherwise subject to any arrangement described in Item 402 of Regulation S-K.  Disclosure of Mr. McMahon’s compensation pursuant to Item 402 of Regulation S-K is disclosed in the section titled “Executive Compensation.”

Other than Messrs. McPheely and McMahon, none of the Nominees has held any position or office with the Company and no occupation or employment with which the Nominees have been involved during the past five years was carried on with the Company or any corporation or organization that is a parent, subsidiary or other affiliate of the Company. Mr. McMahon is the current CEO of the Company, and has served as such since February 1, 2013, and was the Company’s Chief Operating Officer since October 2011. Mr. McPheely was a member of the Board from August 13, 2012, until he resigned on May 13, 2013.

Although Save Scio has no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any of the Nominees are not available for election, the persons named on the BLUE consent card may designate such other nominee or nominees to be elected to the Board. Each of the Nominees has agreed to be named in this Consent Statement and to serve as a director of the Company, if elected. If elected, each Nominee will hold office until his successor is elected and qualified at Company’s 2015 annual meeting of Stockholders or until their respective successors are duly elected and qualified.

It is possible that some, but not all, of the vacancies on the Board created pursuant to Proposal No. 2, if effected, will not be filled. To the extent that not all of the potential vacancies are filled, vacancies will be filled by the Nominee receiving the most number of consents filling the first available vacancy, until all vacancies are filled. If two or more Nominees receive an equal number of consents, the elder of such Nominees will fill the next available vacancy until all vacancies are filled. To the extent that a Nominee is elected by you but such Nominee cannot serve because there is no vacancy, the new Board may propose an amendment to the Bylaws to increase the size of the Board and fill such vacancy, subject to Stockholder approval in accordance with the Bylaws.

For more information on the Nominees, please see Annex A of this Consent Statement.

Proposal No. 3 provides for the adoption of the resolution in the following form:

RESOLVED, that the following persons are elected as the members of the Board effective immediately upon the adoption of this Resolution, and shall serve in such capacities until the next annual meeting of the Stockholders or until their earlier death, resignation or removal or until their respective successors are duly elected and qualified:

Ben Wolkowitz
Kristoffer Mack
Bernard M. McPheely
Craig Brown
Ronnie Kobrovsky
Lewis Smoak
Michael McMahon

WE STRONGLY URGE YOU TO “CONSENT” TO THE ELECTION OF EACH OF BEN WOLKOWITZ, KRISTOFFER MACK, BERNARD M. MCPHEELY, CRAIG BROWN, RONNIE KOBROVSKY, LEWIS SMOAK AND MICHAEL MCMAHON BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU WITH THIS CONSENT STATEMENT. IF YOU HAVE SIGNED THE BLUE CONSENT CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO CONSENT THE SHARES OF COMMON STOCK REPRESENTED BY THE BLUE CONSENT CARD FOR THE ELECTION OF EACH OF BEN WOLKOWITZ, KRISTOFFER MACK, BERNARD M. MCPHEELY, CRAIG BROWN, RONNIE KOBROVSKY, LEWIS SMOAK AND MICHAEL MCMAHON.

EXECUTIVE COMPENSATION

The following table shows the compensation awarded to, earned by or paid to Mr. McMahon, who served as the Company’s chief executive officer during the fiscal year ended March 31, 2014.  Other than Mr. McMahon no member of Save Scio or any Nominee served as an executive officer of the Company during the fiscal year ended March 31, 2014.  The information below is based, in part, on the Company's public filings.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended March 31,	Salary	Bonus	Option Awards(1)	All Other Compensation	Total

Michael McMahon(2)	2014	$249,999	$—	$—	$—	$249,999
Chief Executive Officer	2013	$163,461	$—	$1,538,300	$—	$1,701,761

(1)
In accordance with FASB ASC Topic 718, Save Scio chose the Black-Scholes option pricing model to determine the aggregate grant date fair value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. Assumptions made to calculate the grant date fair value of the options reported are as follows:  (a) for options to purchase 3,000,000, 600,000 and 425,000 shares granted to Mr. McMahon in May 2012:  expected dividend yield- 0%, risk-free interest rate- 0.79%, expected life in years- 3, and expected volatility of 100%; (b) for options to purchase 500,000, 300,000 and 300,000 shares granted to Mr. McMahon in August 2012: expected dividend yield- 0%, risk-free interest rate- 0.67%, expected life in years- 3, and expected volatility of 100%; and (c) for options to purchase 1,500,000 and 700,000 shares granted to Mr. McMahon in February 2013:  the assumptions set forth in Item 8, Note 9 (Share Based Compensation) of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the Commission on June 28, 2013.

(2)	Mr. McMahon was appointed Chief Executive Officer on January 29, 2013. During fiscal 2013 until such appointment, Mr. McMahon served as the Company’s Chief Operating Officer.

Narrative Disclosure to Summary Compensation Table

Michael W. McMahon                  In connection with his appointment as the Company’s Chief Executive Officer effective on February 1, 2013, Michael McMahon entered into an employment letter with the Company that supersedes the employment letter and change of control agreement he had previously entered into in connection with his employment as the Company’s Chief Operating Officer.  Under his current employment letter, Mr. McMahon is paid a base annual salary of $249,999, subject to potential increases in connection with an annual salary review by the Board. The Board, in its discretion, may award Mr. McMahon an annual bonus, which for Fiscal 2015 may be up to $100,000 for achieving performance targets in the Company’s Fiscal 2015 plan following acceptance of such plan by the Board, and for performance in excess of the plan the Board may in its discretion award an additional bonus of up to $50,000.

Under his employment letter Mr. McMahon is entitled during his term of employment to participate in all employee benefit plans and programs available to similarly situated employees (subject to eligibility) that the Company has in force from time to time, and is entitled to 20 days paid vacation each calendar year. Mr. McMahon is also entitled to options, granted on February 2, 2013 pursuant to the Company’s 2012 Share Incentive Plan (the “Plan”), to purchase a total of 1,500,000 shares of Common Stock at $0.93 per share (the closing price of Common Stock on the date of grant), vesting as follows: options to purchase 271,250 shares vested immediately upon commencement of employment; options to purchase 234,375 shares vested upon the six-month anniversary of his start date; options to purchase 468,750 shares will vest when the Company achieves cumulative revenues of $5 million (cumulative from January 1, 2013); options to purchase 234,375 shares will vest when the Company achieves cumulative EBITDA of $1 million (cumulative from January 1, 2013); and options to purchase 291,250 shares will vest when the Company achieves cumulative EBITDA of $2.5 million (cumulative from January 1, 2013); subject to the terms of the Plan.  Mr. McMahon is also subject to a proprietary information and inventions agreement.

Mr. McMahon’s employment letter also provides that if Mr. McMahon’s employment is terminated for any reason other than for “Cause” (as defined in the Employment Letter) or his voluntary resignation, in exchange for a general release by Mr. McMahon of the Company and its officers, directors, employees, shareholders, and agents from liability, as well as one-year non-solicitation and non-competition covenants from Mr. McMahon, Mr. McMahon will be entitled to receive, for 12 months following his date of termination, (i) his base salary plus (ii)

$2,000 per month to offset his potential medical, dental and life insurance expenses and any premiums required under COBRA and comparable state law, each paid in accordance with the Company’s payroll and benefit policies.  In addition, the Company will (also in exchange for a general release by Mr. McMahon of the Company and its officers, directors, employees, shareholders, and agents from liability) (1) extend the period during which Mr. McMahon may exercise his option with respect to any portion or all of his vested options to purchase shares to within 12 months following his date of separation, and (2) agree not to exercise any right of repurchase. All granted options will automatically vest in the event of a “change in control” of the Company, which will be deemed to have occurred on the date of closing of any of the following:  (i) a merger in which the Company is not the surviving entity, (ii) a sale of all of the outstanding shares of the Company’s stock or (iii) a sale by the Company of substantially all of its assets.  In the event of a change in control, the employment letter provides that the options will be exercisable for five years from the vesting date, subject to approval of the Board, provided that no options may be exercised after 10 years following the date of grant.  If Mr. McMahon’s employment is terminated for “Cause” or due to his voluntary resignation, he will not be entitled to severance or benefit payments.

In addition, under the employment letter, in the event Mr. McMahon’s employment is terminated, for any reason other than for “Cause” or his voluntary resignation, during the four-month period before or the twelve-month period after a “change in control” that implies a Company value of $50,000,000 or more, Mr. McMahon will be entitled to (i) a lump-sum cash payment equal to the sum of (a) 2.0 times his annual base salary on the day before the change in control or the day before termination, whichever is higher, plus (b) any base salary or bonus earned or accrued through the date of termination and not previously paid, and (ii) payment of $2,000 per month for 24 months, which payments are intended to offset potential medical, dental and life insurance expenses.  Mr. McMahon would also remain subject to the terms of the Company’s proprietary information and inventions agreement.

For purposes of Mr. McMahon’s employment letter, “Cause” means:  (i) conviction of, or plea of guilty or no contest by Mr. McMahon of a felony or crime of dishonesty or moral turpitude; (ii) Mr. McMahon’s commission, as determined by the Board, of an intentional act, or an act of fraud, dishonesty or theft affecting the Company’s property, reputation or business; (iii) Mr. McMahon’s willful and persistent neglect of the duties and responsibilities of his position; (iv) failure or refusal to carry out the lawful directives of the Board; (v) diversion of any of the Company’s or the Company’s affiliates’ business opportunities for his own personal gain; (vi) misrepresentation of a significant fact on his employment application and/or resume; (vii) misuse of alcohol or drugs affecting work performance; or (viii) death or disability that prevents him from performing the essential functions of his position with or without reasonable accommodation.

On May 7, 2012, the Company entered into an option grant agreement with Mr. McMahon during his service as the Company’s Chief Operating Officer under which the Company granted to Mr. McMahon an option to purchase up to 300,000 shares of Common Stock at an exercise price of $0.70 per share, subject to the achievement of certain performance milestones by the Company as set forth below, and an option to purchase up to 300,000 shares of Common Stock at an exercise price of $0.70 per share, vesting immediately.  The incrementally vesting options vest upon the achievement of certain performance milestones by the Company as set forth below:

Percentage of Option Vested	Performance Milestone
10%	Delivery of ten machines to South Carolina production
20%	Production of 1,000 gross carats
30%	Achievement of one-month positive operating cash flow
40%	Achievement of two consecutive quarters of profitability

On August 13, 2012, the Company entered into an option grant agreement with Mr. McMahon during his service as the Company’s Chief Operating Officer under which the Company granted to Mr. McMahon an option to purchase up to 300,000 shares of Common Stock at an exercise price of $0.80 per share, subject to the achievement of certain performance milestones by the Company as set forth below:

Percentage of Option Vested	Performance Milestone
20%	Implementation of laser operation in South Carolina
40%	Achievement of $1M in EBITDA cumulative from July 1, 2012
40%	Achievement $5M in revenue cumulative from July 1, 2012

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity award holdings held by Mr. McMahon at March 31, 2014.  All awards represent options to purchase shares of Common Stock, granted under the Company’s 2012 Share Incentive Plan.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael McMahon	390,000	210,000	(1)	$0.70	5/6/2015
	60,000	240,000	(2)	$0.80	8/3/2015
	505,625	994,375	(3)	$0.93	1/28/2016

(1)
Of the number reported, 90,000 options vest based on the Company achieving positive operating cash flow and 120,000 options vest based on the Company attaining two consecutive quarters of profitability.

(2)
Of the number reported, 120,000 options vest based on the Company attaining $1 million in cumulative EBITDA from July 1, 2012 forward and 120,000 options vest based on the Company attaining $5 million in cumulative revenue from July 1, 2012 forward.

(3)
Of the number reported, 468,750 options vest upon the Company attaining $5 million in cumulative revenue from January 1, 2013; 234,375 options vest upon the Company attaining $1 million in cumulative EBITDA from January 1, 2013 forward; and 291,250 options vest upon the Company attaining $2.5 million in cumulative EBITDA from January 1, 2013 forward.

Director Compensation

Mr. McPheely served on the Board during the fiscal year ended March 31, 2014 from April 1, 2013 until he resigned from the Board on May 13, 2013.  Mr. McPheely received no compensation for his service as a director during the fiscal year ended March 31, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF THE COMPANY

The following table sets forth, as of the date of this Consent Statement, the beneficial ownership of the outstanding Common Stock by: (i) the persons or groups known to us to be the beneficial owners of more than 5% of the shares of outstanding Common Stock; (ii) each of the Company’s named executive officers and current directors; and (iii) the Company’s current directors and executive officers as a group. The information in the following table is based on the Company’s disclosure in the Company’s annual report for the fiscal year ended March 31, 2013, and has been updated to include changes in ownership of Common Stock held by directors and executive officers and beneficial owners of more than 5% of the shares of outstanding Common Stock since the Company’s 2013 annual report reflected on Forms 3 and 4 and Schedules 13D and 13G filed with the Commission as of the date of this Consent Statement.  The table includes shares held by a family member even if a director or executive officer or beneficial owner of more than 5% of the shares of outstanding Common Stock has disclaimed beneficial ownership.  Unless otherwise indicated, each of the Stockholders named in the table below has sole voting and dispositive power with respect to such shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percentage of Beneficial Ownership

Directors and Named Executive Officers
Edward S. Adams 411 University Ridge, Suite D, Greenville, SC 29601	5,390,000	(4)	10.7%
Robert C. Linares 411 University Ridge, Suite D, Greenville, SC 29601	1,018,750	(5)	2.0%
Michael W. McMahon 411 University Ridge, Suite D, Greenville, SC 29601	955,875		1.9%
Theodorus Strous 411 University Ridge, Suite D, Greenville, SC 29601	624,000		1.2%
Gerald McGuire 411 University Ridge, Suite D, Greenville, SC 29601	0	(6)	-%
James Korn 411 University Ridge, Suite D, Greenville, SC 29601	0	(7)	-%
Jonathan M. Pfohl 411 University Ridge, Suite D, Greenville, SC 29601	235,958		* %
All directors and named executive officers as a group (5 persons)	8,224,583		15.9%

Other 5% Stockholders
Save Scio (a “group” for Section 13 reporting purposes consisting of (i) the Thomas P. Hartness Revocable Trust u/a DTD July 30, 2010, (ii) Kristoffer Mack, (iii) Paul Rapello, (iv) Glen R. Bailey and Marsha C. Bailey as joint tenants and Mr. Bailey in his individual capacity, (v) Kenneth L. Smith, (vi) the Bernard M. McPheely Revocable Trust U/A DTD May 25, 2011, (vii) James Carroll and the Guarantee & Trust Co. TTEE James Carroll r/o IRA, and (viii) Robert M. Daisley) c/o Bernard M. McPheely, P.O. Box 26509, Greenville, SC 29615	8,988,678	(8)	16.6%
Michael R. Monahan 411 University Ridge, Suite D, Greenville, SC 29601	5,025,575	(9)	10.0%
Thomas P. Hartness Revocable Trust dated July 30, 2010 1200 Garlington Road, Greenville, SC 29615	5,000,000	(10)	9.5%

*	Less than 1%

(1)
Includes shares for which the named person has sole voting and investment power, has shared voting and investment power, or holds in an IRA or other retirement plan and shares held by the named person’s spouse.

(2)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which that person has the right to acquire within 60 days following March 31, 2014, except that pursuant to Exchange Act Rule 13d-3(d)(1) and Item 403 of Regulation S-K, all warrants and options held by Save Scio are reported as being beneficially owned by Save Scio regardless of whether such warrants or options are exercisable 60 days or more from March 31, 2014.  For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which that person or persons has or have the right to acquire within 60 days following March 31, 2014, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person, except that pursuant to Exchange Act Rule 13d-3(d)(1) and Item 403 of Regulation S-K, all shares underlying warrants and options held by Save Scio are deemed to be outstanding for the purpose of computing the percentage ownership of Save Scio.

(3)
Includes shares that may be acquired within 60 days of the date hereof by exercising stock options, except that pursuant to Exchange Act Rule 13d-3(d)(1) and Item 403 of Regulation S-K, all shares underlying warrants and options held by Save Scio are included. In calculating the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares underlying options held by that individual that are either currently exercisable or exercisable within 60 days from March 31, 2014 are deemed outstanding, except that pursuant to Exchange Act Rule 13d-3(d)(1) and Item 403 of Regulation S-K, all shares underlying warrants and options held by Save Scio are deemed outstanding regardless of whether such warrants or options are exercisable 60 days or more from March 31, 2014. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity.  Numbers reported include the following shares subject to options and warrants exercisable currently or within 60 days of March 31, 2013:

Mr. Adams: 75,000 options; Mr. Monahan: 75,000 options; Mr. McMahon: 955,625 options; Mr. Nichols: 100,000 options; Mr. Pfohl: 235,958 options; Mr. Strous: 130,250 options; Dr. Linares: 0; Mr. McGuire: 0; Mr. Korn: 0. Numbers reported include the following shares subject to options and warrants exercisable at any time, even if exercisable 60 days or more from March 31, 2013: Save Scio: 3,816,250 warrants and 31,250 options held by various group members; and the Hartness Revocable Trust: 2,500,000 warrants.

(4)
Based on the Form 4 filed October 15, 2013 by Mr. Adams with the Commission reporting on beneficial ownership as of August 12, 2013. Includes 2,000,000 shares owned by Mr. Adams’ wife, for which Mr. Adams disclaims beneficial ownership. Includes 790,000 shares owned by the Edward S. Adams Revocable Trust, of which Mr. Adams disclaims beneficial ownership.

(5)	Includes 250,000 shares owned by Dr. Linares’s wife, of which Dr. Linares disclaims beneficial ownership.

(6)
Mr. McGuire was appointed as a director on May 29, 2014, as announced by Scio in its 8-K filed June 2, 2014.  As of the date of this Consent Statement, Mr. McGuire has not filed a Form 3 statement of beneficial ownership with the Commission.

(7)
Mr. Korn was appointed as a director on May 29, 2014, as announced by Scio in its 8-K filed June 2, 2014.  As of the date of this Consent Statement, Mr. Korn has not filed a Form 3 statement of beneficial ownership with the Commission.

(8)
Includes warrants to purchase 3,816,250 shares of Common Stock and options to purchase 31,250 shares of Common Stock held by various group members.  Includes 1,250 shares of Common Stock held by each of two of Mr. and Mrs. Bailey’s adult children, of which Mr. and Mrs. Bailey disclaim beneficial ownership, and 31,250 shares of Common Stock and rights to acquire 31,250 shares of Common Stock upon the exercise of stock warrants held by each of two of Mr. McPheely’s adult children, of which Mr. McPheely disclaims beneficial ownership.

(9)	Includes 1,000,000 shares owned by Mr. Monahan’s wife, of which Mr. Monahan disclaims beneficial ownership.

(10)
Although the Hartness Revocable Trust is a member of Save Scio, the Hartness Revocable Trust is also independently a beneficial owner of more than 5% of the issued and outstanding shares of Common Stock.  All shares and warrants reported are held by Thomas P. Hartness as trustee of the Trust, and in that capacity Mr. Hartness has shared voting pursuant to the Voting Agreement and sole dispositive power with respect to such shares.

According to the Company’s Form 10-Q filed with the Commission on February 14, 2014, there were 50,264,312 shares of Common Stock outstanding as of February 11, 2014.

CERTAIN RELATIONSHIPS WITH THE COMPANY

As of April 28, 2014: (i) Mr. Hartness beneficially owns, as the trustee and settler of the Thomas P. Hartness Revocable Trust u/a DTD July 30, 2010, 2,500,000 shares of Common Stock, and rights to acquire 2,500,000 shares upon the exercise of stock warrants; (ii) Mr. Mack beneficially owns 400,000 shares of Common Stock; (iii) Mr. Rapello beneficially owns 350,000 shares of Common Stock; (iv) Mr. and Mrs. Bailey beneficially own 350,000 shares of Common Stock as joint tenants; (v) Mr. Bailey beneficially owns in his individual capacity 250,000 shares of Common Stock, and rights to acquire 250,000 shares upon the exercise of stock warrants; (vi) Mr. Smith beneficially owns 339,000 shares of Common Stock, and rights to acquire 312,500 shares upon the exercise of stock warrants; (vii) Mr. McPheely beneficially owns, as the trustee and settler of the Bernard M. McPheely Revocable Trust U/A DTD May 25, 2011, 374,500 shares of Common Stock, and rights to acquire 312,500 shares upon the exercise of stock warrants; (viii) Mr. Carroll beneficially owns 313,750 shares of Common Stock, including 93,750 shares held by the trustee of the Guarantee & Trust Co. TTEE James Carroll r/o IRA, of which Mr. Carroll is trustee, and rights to acquire 313,750 shares upon the exercise of stock warrants; and (ix) Mr. Daisley beneficially owns 125,000 shares of Common Stock, and rights to acquire 125,000 shares upon the exercise of stock warrants. Save Scio by virtue of being considered a “group” under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is deemed to beneficially own the shares owned by the other members of such “group.” Collectively, Save Scio beneficially owns 8,988,678 shares of Common Stock, or approximately 16.6% of the issued and outstanding shares of Common Stock as of the date of this Consent Statement.

Other than the Voting Agreement or as set forth in this Consent Statement or on Annex A, after reasonable inquiry, none of the members of Save Scio, or the persons listed on Annex A, including the Nominees, or any of their respective associates, is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Since January 1, 2013, there has not been and there is no currently proposed transaction or series of transactions, in which any member of Save Scio or any Nominee was or is to be a participant and the amount involved exceeds $120,000, and in which any member of Save Scio or Nominee or any associate of any member of Save Scio or any Nominee or any immediate family member of any Nominee or member of Save Scio or any such associate had or will have any direct or indirect material interest.

There are no material proceedings to which any Nominee, or any associate of any such Nominee is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

There are no family relationships (as such term is defined in Item 401(d) of Regulation S-K) among any of the Nominees or between any of the Nominees and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. McMahon is the current CEO of the Company.  Except for this, none of the Nominees is a current or former officer of the Company and none of the Nominees was an employee of the Company during fiscal year 2014. During Fiscal 2014, Mr. McMahon did not serve as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity of which any Nominee was an executive officer.

VOTING SECURITIES

According to the Company’s public filings, the shares of Common Stock constitute the only class of outstanding voting securities of the Company, and as of February 11, 2014, there were 50,264,312 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote, and only record holders of Common Stock as of the date the first consent signed by a Stockholder is delivered to the Company are entitled to execute consents.  Stockholders of the Company do not have cumulative voting rights.

PROCEDURAL INSTRUCTIONS

The Bylaw Repeal Proposal.  You may consent to the Bylaw Repeal Proposal by marking the box “CONSENT” on the enclosed BLUE consent card. You may withhold your consent to the Bylaw Repeal Proposal by marking the proper box on the consent card.  You may abstain from consenting to the Bylaw Repeal Proposal by marking the proper box on the consent card. If the BLUE consent card is signed and dated, but no direction is given with respect to the Bylaw Repeal Proposal, you will be deemed to consent to the Bylaw Repeal Proposal.

SAVE SCIO URGES YOU TO CONSENT TO THE BYLAW REPEAL PROPOSAL.

The Bylaw Adoption Proposal.  You may consent to the Bylaw Adoption Proposal by marking the box “CONSENT” on the enclosed BLUE consent card. You may withhold your consent to the Bylaw Adoption Proposal by marking the proper box on the consent card.  You may abstain from consenting to the Bylaw Adoption Proposal by marking the proper box on the consent card. If the BLUE consent card is signed and dated, but no direction is given with respect to the Bylaw Adoption Proposal, you will be deemed to consent to the Bylaw Adoption Proposal.

SAVE SCIO URGES YOU TO CONSENT TO THE BYLAW ADOPTION PROPOSAL.

The Director Election Proposal.  You may consent to the election of all the Nominees by marking the “CONSENT” box on the enclosed BLUE consent card. You may also withhold your consent for the entire slate of Nominees by marking the proper box on the enclosed BLUE consent card. You may also withhold your consent from any one or more of the Nominees by marking the box “CONSENT” and writing the designated number of any Nominee you wish to withhold your consent from in the space provided on the BLUE consent card. If the BLUE consent card is signed and dated, but no direction is given with respect to the election of Nominees, you will be deemed to consent to the election of all Nominees.

SAVE SCIO URGES YOU TO CONSENT TO THE ELECTION OF ALL NOMINEES.

Although Save Scio has no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any vacancy in the slate nominated by Save Scio occurs because the Amended and Restated Bylaws are adopted pursuant to Proposal No. 2 and any of the Nominees are not available for election, the persons named on the BLUE consent card may designate such other nominee or nominees as they desire to be elected to the Board.

Revocation of Written Consents.  An executed consent card may be revoked at any time by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective. Revocations may only be made by the record holder that granted such consent. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to Save Scio, or to the principal executive offices of the Company. Although a revocation is effective if delivered to the Company, Save Scio requests that either the original or photostatic copies of all revocations of consents be mailed or delivered to Save Scio c/o Alliance Advisors, LLC, which is assisting us as consent solicitor, at 200 Broadacres Drive, 3rd Fl., Bloomfield, NJ 07003, so that Save Scio will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

YOUR CONSENT IS IMPORTANT

Your CONSENT to the Bylaw Repeal Proposal, the Bylaw Adoption Proposal and election of all the Nominees to the Board will send a strong message that you want to change how the Company is governed.

CONSENT PROCEDURES

Nevada Revised Statutes Section 78.320 provides that, absent a contrary provision in a Nevada corporation’s articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. The Company’s Articles of Incorporation and Bylaws do not contain any such contrary provision.

As announced by the Company in a press release filed as an exhibit to a Form 8-K filed with the Commission on April 15, 2014, the Board purported to amend and restate the Bylaws to, among other things, prohibit stockholder action by written consent, except in instances approved in advance by the Board.   Save Scio requested that the Board approve Stockholder action by written consent to enact our Proposals, however as of the date of this Consent Statement the Board has not replied to our request.  It is possible the Board may deny our request with respect to one or more of our Proposals, in which case Stockholder action by written consent with respect to those proposals which the Board denies the ability to enact by written consent will not be permitted under the express language of the Amended and Restated Bylaws, and any consents so granted may be invalid.

Save Scio maintains that some or all of the Amended and Restated Bylaws, including the provisions eliminating the ability of Stockholders to act by written consent in lieu of a meeting, except in instances approved in advance by the Board, were illegally enacted and violate Nevada law, and are therefore unenforceable.  Save Scio alleges that the Amended and Restated Bylaws violate the express provisions of Nevada corporation statutes, and also constitute an unreasonable and disproportionate response to Save Scio’s efforts to reform the Company’s corporate governance practices.  At present Save Scio intends to challenge in a court of law the validity of Amended and Restated Bylaws which it believes were illegally adopted by Scio.  If Save Scio is able to obtain injunctive relief from a court, and the provision of the Amended and Restated Bylaws limiting the ability of Stockholders to act by written consent is repealed, or if the Board grants our request for advance approval to act by written consent, your consent, if granted pursuant to this Consent Statement, will be valid and enact the Proposals by written consent in accordance with the Bylaws and Nevada law if the approval requirements set forth in this Consent Statement are reached.

Although it is Save Scio’s current intention to seek injunctive relief to permit stockholder action by written consent in the event the Board does not grant our request for advance approval to act by written consent, Save Scio may decline to pursue such injunctive relief.  In addition, it is also possible, although we cannot say to what degree of probability, that a court may deny any injunctive relief.  In either case, unless the provision in the Amended and Restated Bylaws eliminating the ability of Stockholders to act by written consent in lieu of a meeting, except in instances approved in advance by the Board is repealed by the Board or otherwise determined to be invalid, any consents granted pursuant to this Consent Statement may be invalid if the Board denies our request for advance approval to act by written consent.

In the event the Board grants our request for advance approval to take Stockholder action pursuant to this Consent Statement, or the bylaw amendments announced by Scio on April 15, 2014 eliminating the ability of Stockholders to act by written consent in lieu of a meeting, except in instances approved in advance by the Board are repealed by the Board or otherwise determined to be invalid, for the Proposals to be effective, properly completed and unrevoked written consents representing more than 50% of the issued and outstanding shares of Common Stock must be delivered to the Company. Save Scio expects to receive consents dated as early as June 4, 2014. Consequently, Save Scio expects that it will deliver all properly completed and unrevoked written consents to the Proposals from Stockholders as soon as June 16, 2014. Nevertheless, we intend to set July 31, 2014 as the goal for submission of written consents. Effectively, this means that you have until July 31, 2014 to consent to the Proposals. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT. Save Scio reserves the right to submit to the Company consents at any time.

If the Proposals become effective as a result of this consent solicitation, the Company is obligated under the federal securities laws to notify those Stockholders who did not grant consent of the matters adopted by the Stockholders.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included with the enclosed BLUE consent card.  Save Scio urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Save Scio c/o Alliance Advisors, LLC, which is assisting us as consent solicitor, at 200 Broadacres Drive, 3rd Fl., Bloomfield, NJ 07003, so that Save Scio will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” consent statements. This means that only one copy of this Consent Statement may have been sent to multiple Stockholders in your household. Save Scio will promptly deliver a separate copy of the document to you if you write to Save Scio c/o Alliance Advisors, LLC, which is assisting us as consent solicitor, at 200 Broadacres Drive, 3rd Fl., Bloomfield, NJ 07003.

This Consent Statement is dated June 4, 2014. You should not assume that the information contained in this Consent Statement is accurate as of any date other than such date, and the mailing of this Consent Statement to Stockholders shall not create any implication to the contrary.

NO APPRAISAL OR DISSENTER’S RIGHTS

Stockholders will not have rights of appraisal or similar dissenter’s rights with respect to any matters identified in this Consent Statement to be acted on by Stockholders.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Save Scio anticipates that the Company’s 2014 proxy statement and annual report will contain procedures for submitting director nominees for consideration or submitting proposals for inclusion in the Company’s proxy statement at the 2014 Annual Meeting and information on how to attend the 2014 Annual Meeting and vote in person. We also anticipate the Company’s 2014 proxy statement will include information concerning the date by which director nominees submitted for consideration or proposals of security holders intended to be presented at the next annual meeting of Stockholders must be received by the Company for inclusion in the Company’s proxy statement and form of proxy for that meeting. The Stockholders should refer to the Company’s public filings in order to review this disclosure including the Company’s 2014 proxy statement, when available. Save Scio has no knowledge of, or responsibility for, the accuracy of the Company’s disclosures in its proxy materials.

YOUR CONSENT IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. SAVE SCIO URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT CARD TODAY TO CONSENT TO THE ELECTION OF OUR NOMINEES, SAVE SCIO’S PROPOSAL TO REPEAL ANY AMENDMENTS TO THE BYLAWS ADOPTED BY THE BOARD WITHOUT THE APPROVAL OF STOCKHOLDERS AFTER MAY 13, 2010, AND SAVE SCIO’S PROPOSAL TO ADOPT THE PROPOSED AMENDED AND RESTATED BYLAWS.

Thank you for your support.

Bernard M. McPheely
Thomas P. Hartness
Kristoffer Mack
Paul Rapello
Glen R. Bailey and Marsha C. Bailey
Robert M. Daisley
James Carroll
Kenneth L. Smith

Annex A

INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

PERSONS WHO ARE PARTICIPANTS IN THE SOLICITATION OF WRITTEN CONSENTS

Save Scio and the Nominees comprise the “participants” in the solicitation of consents from Stockholders to vote in favor of the proposals described in this Consent Statement. Information regarding the participants in the solicitation is set forth below. The terms “associate,” “affiliate” and “participant” used in connection with the statements in this Annex A have the meanings ascribed to them in the Exchange Act.

Set forth below are the names, principal business addresses and principal occupations or employment of the members of Save Scio and Nominees who are “participants” under SEC rules in Save Scio’s solicitation of written consents in connection with this Consent Statement, and the name, principal business and address of any corporation or other organization in which their employment is carried on. Information with respect to the Nominees is included in the section titled “The Nominees” and this Annex A.

Name	Principal Occupation or Employment	Address of Principal Employer
Thomas P. Hartness	Retired Founder of Hartness International	PO Box 25309 Greenville, SC 29616
James Carroll	Currently unemployed	8210 W. 109th St. Bloomington, MN 55438 (residential address)
Kristoffer Mack	Senior Managing Director and Founder of WaveCrest Securities LLC, which provides M&A advisory, corporate finance and capital raising services	515 Madison Ave., 13th Floor New York, NY 10022
Paul Rapello	Senior Managing Director and Founder of WaveCrest Securities LLC, which provides M&A advisory, corporate finance and capital raising services	515 Madison Ave., 13th Floor New York, NY 10022
Glen R. Bailey	Insurance Agent with Beecher Carlson Insurance Services LLC	6 Concourse Pkwy. NE, Ste. 2300 Atlanta, GA 30328
Marsha C. Bailey	Housewife	5146 Creek Walk Circle, Norcross, GA 30092 (residential address)
Kenneth L. Smith	Senior Vice President with Fluor Corporation, a leading engineering construction company	6700 Las Colinas Blvd. Irving, TX 75039
Bernard M. McPheely	President of Hartness Vertique Warehouse Automation and Chief Executive Officer of Hartness International, Inc.	1200 Garlington Road Greenville, SC 29615
Robert M. Daisley	Attorney (full-time mediator)	4006 S. MacDill Ave. Tampa, FL 33611
Michael McMahon	Chief Executive Officer of the Company	411 University Ridge, Suite D Greenville, South Carolina 29601
Ben Wolkowitz	Advisor at Headstrong Corporation	4035 Ridge Top Road Suite 300 Fairfax, VA 22030
Craig Brown	President and CEO of Keelers Ridge Associates	945 S. Main Street Greenville, SC 29601
Ronnie Kobrovsky	President of Central Bottling Co. Ltd.	PO Box 555 Bnei-Brak 51104 Israel
Lewis Smoak	Founding Partner of Ogletree, Deakins, Nash, Smoak & Stewart	P.O. Box 2757 Greenville, SC 29602

INTERESTS OF PARTICIPANTS IN THE SOLICITATION OF WRITTEN CONSENTS

Interest of the Members of Save Scio

The members of Save Scio beneficially own the following shares of Common Stock and warrants and options to purchase Common Stock. Except for Kristoffer Mack and Bernard M. McPheely, who will be elected as directors if Proposals No. 2 and 3 are effected (see the section titled “Interests of the Nominees” below), we have no substantial interest in this solicitation other than as owners of Common Stock.

Name	Shares		Percentage (non-diluted)(1)	Warrants	Options	Percentage (diluted)(2)
Thomas P. Hartness(3)	2,500,000		4.9%	2,500,000	–	9.5%
James Carroll	455,178	(4)	0.9	313,750	–	1.5
Kristoffer Mack	400,000		0.8	–	–	0.8
Bernard M. McPheely(5)	374,500		0.7	312,500	31,250	1.4
Paul Rapello	350,000		0.7	–	–	0.7
Glen R. Bailey and Marsha C. Bailey (as joint tenants)(6)	347,500		0.7	2,500	–	0.7
Kenneth L. Smith	339,000		0.7	312,500	–	1.3
Glen R. Bailey (individually)	250,000		0.5	250,000	–	1.0
Robert M. Daisley	125,000		0.2	125,000	–	0.5
Total	5,141,178		10.1	3,816,250	31,250	16.6 (7)

(1)	Based on 50,264,312 shares of Common Stock outstanding as of February 11, 2014, as reported by the Company on the Company’s Form 10-Q filed with the Commission on February 14, 2014.
(2)	Based on 50,264,312 shares of Common Stock outstanding plus the number of shares of Common Stock into which warrants or options held only by the respective person may be converted.
(3)	The shares of Common Stock and warrants are held by Thomas P. Hartness as the trustee of the Thomas P. Hartness Revocable Trust u/a DTD July 30, 2010.
(4)	Includes 93,750 shares of Common Stock owned by the Guarantee & Trust Co. TTEE James Carroll r/o IRA, of which Mr. Carroll is trustee.
(5)
The shares of Common Stock and warrants are held by Bernard M. McPheely as the trustee of the Bernard M. McPheely Revocable Trust U/A DTD May 25, 2011. Two of Mr. McPheely’s adult children each own 31,250 shares of Common Stock and rights to acquire 31,250 shares of Common Stock upon the exercise of stock warrants, of which Mr. McPheely disclaims beneficial ownership.

(6)	Two of Mr. and Mrs. Bailey’s adult children each own 1,250 shares of Common Stock, of which Mr. and Mrs. Bailey disclaim beneficial ownership.
(7)	Based on 50,264,312 shares of Common Stock outstanding plus 3,847,500, the aggregate number of shares of Common Stock into which warrants or options held by the members of Save Scio may be converted.

Except as described in this Consent Statement, none of the members of Save Scio or any of the Nominees beneficially own any securities of the Company or have any personal ownership interest, direct or indirect, in any securities of the Company.

Mr. Hartness beneficially owns, as the trustee and settler of the Hartness Revocable Trust, 2,500,000 shares of Common Stock, representing a 4.9% interest in the Company on an undiluted basis.  Mr. Hartness also beneficially owns, as the trustee and settler of the Hartness Revocable Trust, rights to acquire 2,500,000 shares of Common Stock upon the exercise of stock warrants. Within the past two years, the Hartness Revocable Trust has purchased and sold securities of Scio as follows:

Date	Type of Security	No. of Shares	Buy/Sell
5/21/2012	Common Stock	312,500	Buy
5/21/2012	Warrant (Right to Buy Common Stock)	312,500	Buy
6/25/2012	Common Stock	312,500	Buy
6/25/2012	Warrant (Right to Buy Common Stock)	312,500	Buy
8/7/2012	Common Stock	1,250,000	Buy
8/7/2012	Warrant (Right to Buy Common Stock)	1,250,000	Buy

Mr. Carroll beneficially owns 455,178 shares of Common Stock, including 93,750 shares held by Mr. Carroll as the trustee of the Carroll IRA, representing a 0.9% interest in the Company on an undiluted basis.  Mr. Carroll beneficially owns, in his individual capacity, rights to acquire 220,000 shares of Common Stock upon the exercise of stock warrants.  In addition, Mr. Carroll beneficially owns, as the trustee of the Carroll IRA, rights to acquire 93,750 shares of Common Stock upon the exercise of stock warrants.  Within the past two years, Mr. Carroll, in his individual capacity, has purchased and sold securities of Scio as follows:

Date	Type of Security	No. of Shares	Buy/Sell
5/23/2012	Warrant (Right to Buy Common Stock)	220,000	Buy
7/22/2012	Common Stock	220,000	Buy

Within the past two years, Mr. Carroll, as the trustee of the Carroll IRA, has purchased and sold securities of Scio as follows:

Date	Type of Security	No. of Shares	Buy/Sell
7/22/2012	Common Stock	93,750	Buy
9/10/2012	Warrant (Right to Buy Common Stock)	93,750	Buy

Mr. Mack beneficially owns 400,000 shares of Common Stock, representing a 0.8% interest in the Company on an undiluted basis.

Mr. Rapello beneficially owns 350,000 shares of Common Stock, representing a 0.7% interest in the Company on an undiluted basis.

Within the past two years, Mr. Mack and Mr. Rapello each purchased and sold shares of Common Stock as follows:

Date	Type of Security	No. of Shares	Buy/Sell
11/28/2012	Common Stock	100	Buy
11/30/2012	Common Stock	4,000	Buy
12/14/2012	Common Stock	1,000	Sell
1/28/2013	Common Stock	8,650	Sell

Date	Type of Security	No. of Shares	Buy/Sell

2/8/2013	Common Stock	1,500	Sell
2/13/2013	Common Stock	9,850	Sell
2/22/2013	Common Stock	6,000	Sell
2/25/2013	Common Stock	1,250	Sell
2/28/2013	Common Stock	8,000	Sell
3/7/2013	Common Stock	13,410	Sell
3/8/2013	Common Stock	5,600	Sell
3/14/2013	Common Stock	1,000	Buy
3/14/2013	Common Stock	1,700	Sell
3/18/2013	Common Stock	1,000	Sell
3/19/2013	Common Stock	1,005	Sell
4/3/2013	Common Stock	16,250	Sell
4/5/2013	Common Stock	35	Sell
4/8/2013	Common Stock	285	Sell
4/12/2013	Common Stock	975	Sell
4/18/2013	Common Stock	2,000	Sell
4/23/2013	Common Stock	7,500	Sell
4/29/2013	Common Stock	1,250	Sell
4/30/2013	Common Stock	5,000	Buy
4/30/2013	Common Stock	200	Buy
5/6/2013	Common Stock	2,000	Sell
5/9/2013	Common Stock	1,000	Sell
5/20/2013	Common Stock	2,000	Sell
5/21/2013	Common Stock	62,350	Sell
5/21/2013	Common Stock	300	Sell
5/22/2013	Common Stock	5,390	Sell
8/22/2013	Common Stock	8,000	Buy
8/26/2013	Common Stock	8,000	Buy
9/5/2013	Common Stock	8,000	Buy
9/9/2013	Common Stock	9,900	Buy
9/16/2013	Common Stock	10,000	Buy
9/17/2013	Common Stock	5,000	Sell
9/17/2013	Common Stock	5,000	Sell
9/18/2013	Common Stock	3,000	Sell
9/18/2013	Common Stock	3,000	Sell
12/3/2013	Common Stock	7,758	Sell

Date	Type of Security	No. of Shares	Buy/Sell
12/4/2013	Common Stock	1,910	Sell
12/6/2013	Common Stock	1,500	Sell
12/7/2013	Common Stock	2,500	Sell
12/11/2013	Common Stock	300	Sell
12/12/2013	Common Stock	100	Sell
12/16/2013	Common Stock	2,500	Sell
12/18/2013	Common Stock	1,271	Sell
1/7/2014	Common Stock	10,000	Buy
3/4/2014	Common Stock	8,316	Buy
3/5/2014	Common Stock	21,863	Buy

Mr. and Mrs. Bailey beneficially own 350,000 shares of Common Stock as joint tenants, representing a 0.7% interest in the Company.  Mr. Bailey beneficially owns, in his individual capacity, 250,000 shares of Common Stock, representing a 0.5% interest in the Company on an undiluted basis.  Mr. Bailey also beneficially owns, in his individual capacity, rights to acquire 250,000 shares of Common Stock upon the exercise of stock warrants.  Within the past two years, Mr. Bailey and Mrs. Bailey, as joint tenants, have purchased and sold securities of Scio as follows:

Date	Type of Security	No. of Shares	Buy/Sell
6/20/2012	Common Stock	312,500	Buy
2/3/2014	Common Stock	16,605	Buy
2/4/2014	Common Stock	16,380	Buy
2/7/2014	Common Stock	17,000	Buy

Within the past two years: Mr. Bailey, in his individual capacity, has purchased and sold securities of Scio as follows:

Date	Type of Security	No. of Shares	Buy/Sell
6/20/2012	Common Stock	250,000	Buy
6/22/2012	Warrant (Right to Buy Common Stock)	250,000	Buy

Mr. Smith beneficially owns 339,000 shares of Common Stock, representing a 0.7% interest in the Company on an undiluted basis.  Mr. Smith also beneficially owns rights to acquire 312,500 shares of Common Stock upon the exercise of stock warrants.  Within the past two years, Mr. Smith has purchased and sold securities of Scio as follows:

Date	Type of Security	No. of Shares	Buy/Sell
7/30/2012	Common Stock	312,500	Buy
7/30/2012	Warrant (Right to Buy Common Stock)	312,500	Buy

Mr. McPheely beneficially owns, as the trustee and settler of the McPheely Revocable Trust, 374,500 shares of Common Stock, representing a 0.7% interest in the Company on an undiluted basis.  Mr. McPheely also beneficially owns, as the trustee and settler of the McPheely Revocable Trust, rights to acquire 312,500 shares of Common Stock upon the exercise of stock warrants.  Within the past two years, Mr. McPheely, as Trustee for the McPheely Revocable Trust, has purchased and sold securities of Scio as follows:

Date	Type of Security	No. of Shares	Buy/Sell
5/21/2012	Common Stock	32,150	Buy
5/21/2012	Warrant (Right to Buy Common Stock)	32,150	Buy
6/25/2012	Common Stock	32,150	Buy
6/25/2012	Warrant (Right to Buy Common Stock)	32,150	Buy
9/10/2012	Common Stock	125,000	Buy
9/10/2012	Warrant (Right to Buy Common Stock)	125,000	Buy

On December 14, 2012, Mr. McPheely, in his individual capacity, received options to purchase 31,250 shares of Common Stock as compensation for his service on the Board.

Mr. Daisley beneficially owns 125,000 shares of Common Stock, representing a 0.2% interest in the Company.  Mr. Daisley also beneficially owns rights to acquire 125,000 shares of Common Stock upon the exercise of stock warrants.  Within the past two years, Mr. Daisley has purchased and sold securities of the Company as follows:

Date	Type of Security	No. of Shares	Buy/Sell
8/13/2012	Common Stock	125,000	Buy
9/18/2012	Warrant (Right to Buy Common Stock)	125,000	Buy

Interests of the Nominees

We expect that each of the Nominees, if elected, will be (i) entitled to receive compensation customarily paid by the Company to its directors; (ii) indemnified for service as a director of the Company to the same extent indemnification is provided to the current directors of the Company; and (iii) covered by the Company’s director and officer liability insurance.  We expect that Mr. McMahon, should he remain CEO of the Company, will also continue to receive compensation paid by the Company for Mr. McMahon’s service in such position, which may be more or less than Mr. McMahon’s current compensation for such service, as determined in the Board’s discretion.

The Nominees may be deemed to have an interest in their nominations for election to the Board by virtue of compensation the Nominees will receive from the Company as a director, if elected to the Board, and as described elsewhere in this Consent Statement.

Except as otherwise set forth in this Consent Statement, to Save Scio’s knowledge, with respect to the individuals listed above in this section, no such person: (i) owns any class of securities of the Company of record that it does not own beneficially; (ii) owns beneficially, either directly or indirectly, any class of securities of the Company or of any subsidiary of the Company; (iii) has purchased or sold any securities of the Company within the past two years; or (iv) other than the Voting Agreement, with respect to Messrs. Mack and McPheely, is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of written consents.

No associate of any individual listed above in this section owns beneficially, either directly or indirectly, any securities of the Company.

No individual listed above in this section nor any associate of any such individual has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or its affiliates will or may be a party.

Except as otherwise set forth in this section, no individual listed above in this section has a substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be acted upon pursuant to the Consent Statement.

Since April 1, 2013, there has not been and there is no currently proposed transaction or series of transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any individual listed above in this section or any associate of any such individual or any immediate family member of any such individual or any such associate of any such individual had or will have any direct or indirect material interest.

Mr. McMahon beneficially owns 250 shares of Common Stock, representing a de minimis interest in the Company.   Mr. McMahon also owns options to purchase 2,700,000 shares of Common Stock as compensation for his service as Chief Operating Officer of the Company in accordance with the terms set forth below. Within the past two years, Mr. McMahon received options to purchase shares of Common Stock as follows:

Date of Grant	No. of Options
8/3/2012	300,000
1/29/2013	1,500,000

Within the past two years, Mr. McMahon, either in his individual capacity or as a joint tenant with his wife, Jill McMahon, or Mrs. McMahon, have purchased and sold securities of the Company as follows:

Date	Person	Type of Security	No. of Shares	Buy/Sell
10/15/12	Jill McMahon IRA	Common Stock	575	Buy
10/15/12	Jill McMahon IRA	Common Stock	50	Buy
11/14/12	Jill McMahon IRA	Common Stock	625	Buy
10/25/13	Jill McMahon IRA	Common Stock	500	Buy
10/29/13	Jill McMahon IRA	Common Stock	250	Buy
11/6/13	Jill McMahon IRA	Common Stock	250	Buy
11/12/13	Jill McMahon IRA	Common Stock	500	Buy
4/19/12	Jill McMahon	Common Stock	50	Buy
10/15/12	Jill McMahon	Common Stock	275	Buy
10/15/12	Jill McMahon	Common Stock	80	Buy
11/14/12	Jill McMahon	Common Stock	500	Buy
5/3/13	Jill McMahon	Common Stock	150	Buy
9/17/13	Jill McMahon	Common Stock	50	Buy
9/18/13	Jill McMahon	Common Stock	1200	Buy
4/19/12	Michael & Jill McMahon Jointly	Common Stock	50	Buy
10/15/12	Michael & Jill McMahon Jointly	Common Stock	500	Buy
11/14/12	Michael & Jill McMahon Jointly	Common Stock	500	Buy
11/14/12	Michael & Jill McMahon Jointly	Common Stock	90	Buy
3/5/13	Michael & Jill McMahon Jointly	Common Stock	100	Buy
10/25/13	Michael & Jill McMahon Jointly	Common Stock	500	Buy
10/15/12	Michael McMahon IRA	Common Stock	875	Buy
3/5/13	Michael McMahon IRA	Common Stock	125	Buy
12/26/13	Michael McMahon IRA	Common Stock	1000	Buy

Compensation Committee Interlocks and Insider Participation

As disclosed above, the Board as a whole determines executive compensation.  During the fiscal year ended March 31, 2014, the following individuals served on the Board:  Edward S. Adams, Robert C. Linares, Theodorus Strous, and Bernard M. McPheely.  Mr. McPheely resigned from the Board on May 13, 2013.  No Nominee has interlocking relationships, as defined by the Commission.

Annex B

Amended and Restated Bylaws
of
Scio Diamond Technology Corporation

Article I - Offices

Section l.  Registered Agent and Office.  The registered office of the corporation is located at 2215-B Renaissance Drive, Las Vegas, Nevada 89119, and the registered agent at the aforementioned address is CSC Services of Nevada, Inc.  The registered office of the corporation may be, but need not be, identical with the principal office in the State of Nevada, and the address of the registered office may be changed from time to time by the board of directors.

Section 2.  Principal Place of Business.  The principal office of the corporation is located at 411 University Ridge, Greenville, SC 29650.

Section 3.  Other Places of Business.  The corporation may have other such places of business, either within or without the State of Nevada as the board of directors may designate or as the business of the corporation may require from time to time.

Article II - Stockholders’ Meetings

Section l.  Annual Meetings.  The annual meeting of the stockholders shall be held on such day at such place as the directors shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the election of directors shall not be held at the time designated for the annual meeting of stockholders or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient.

Section 2.  Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or the board of directors or by the written demand of 25% or more of the stockholders.

Section 3.  Place of Meeting.  The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting, or for any special meeting called by the board of directors.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

Section 4.  Notice of Meeting.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 days before, unless a longer minimum notice period is required by law, nor more than 60 days before the date of the meeting either personally or by mail to each stockholder of record entitled to vote at the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in a post office or official depository under the exclusive care and custody of the United States Postal Service, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

Section 5.  Waiver of Notice by Stockholders.  Whenever any notice whatever is required to be given to any stockholder of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice.  Attendance of a person at a meeting of stockholders, in person or by proxy constitutes a waiver of notice of the meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.  Action by Stockholders Without a Meeting.  Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a majority of the stockholders entitled to vote thereon, or any different proportion of voting power required for such action at a meeting, consent thereto in writing.

Section 7.  Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of stockholders for any other lawful purpose, the board of directors of the corporation may fix, in advance, a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 nor less than 10 days prior to the date of any proposed meeting of stockholders, nor more than 60 days before any other action.  In no event shall the stock transfer books be closed.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof, unless the board of directors fixes a new record date under this Section for the adjourned meeting.

Section 8.  Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  The stockholders present in person or by proxy at such meeting may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 9.  Proxies.  At all meetings of stockholders, a stockholder entitled to vote may vote by proxy appointed by the stockholder or by his authorized agent or representative.  No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, and in no event after seven years of the date of its execution.

Section 10.  Voting of Shares.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Section 11.  List of Stockholders.  A complete list of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the officer or agent of the corporation having charge of the stock transfer books.  Such list shall be produced at the time and place of the meeting during the whole time thereof, and be subject to the inspection of any stockholder.  Such list shall be prima facie evidence as to who are the stockholders entitled to examine the list and to vote at the meeting.

Section 12.  Reimbursement of Certain Stockholder Expenses.  The board of directors shall cause the Company to reimburse a stockholder or group of stockholders (together, the “Nominator”) for reasonable expenses (“Expenses”) incurred in connection with nominating one or more candidates in a contested election of directors to the Company’s board of directors, including, without limitation, printing, mailing, legal, solicitation, travel, advertising and public relations expenses, so long as (a) one or more candidates nominated by the Nominator are elected to the board of directors, (b) stockholders are not permitted to cumulate their votes for directors, (c) the election occurred concurrent with or after this bylaw’s adoption, and (d) doing so would not cause the directors to violate their fiduciary duties to the Company. The amount paid to a Nominator under this bylaw in respect of a contested election shall not exceed the amount expended by the Company in connection with such election.

Article III - Board of Directors

Section l.  General Powers.  The business and affairs of the corporation shall be managed by its board of directors.

Section 2.  Number, Tenure and Qualifications.  The number of directors of the corporation shall be 12.  Each director shall hold office until the annual meeting of stockholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal if that should sooner occur.

Section 3.  Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of stockholders called for the purpose or, in the event such vacancy is not so filled by the stockholders, by appointment by a majority vote of the directors then in office, though less than a quorum. A director appointed to fill a vacancy shall serve until the annual meeting of stockholders next following his election and until his successor is elected and qualified, or until his death, resignation or removal if that should sooner occur.

Section 4.  Regular Meetings.  The board of directors may from time to time provide by resolution the time and place, either within or without the State of Nevada, for the holding of regular meetings of the board of directors.  Such regular meetings may be held without other notice than such resolution.

Section 5.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the chairman or the president or of the secretary or any one of the directors.  The person or persons calling such meeting may fix any time or place for holding any special meeting of the board of directors called by them.

Section 6.  Notice of Meeting.  Notice of any special meeting shall be given at least 72 hours prior thereto by written notice delivered personally or mailed to each director at the address designated by him for that purpose or, if none is designated, at his last known address or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited so addressed in a post office or official depository under the exclusive care and custody of the United States Postal Service, with postage thereon prepaid.

Section 7.  Waiver of Notice by Directors.  Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof, in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice.  The attendance of a director at a meeting shall constitute a Waiver of Notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 8.  Quorum.  A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors; but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 9.  Presence by Means of Telephone.  A director shall be deemed to be present in person at a meeting of the directors if he participates in the meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 10.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute.

Section 11.  Action by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if, before or after the action, all members of the board or of the committee, as the case may be, shall have signed a written consent.  Any such written consents shall be filed with the minutes of the proceedings of the board or the committee.

Section 12.  Compensation.  The board of directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

Section 13.  Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 14.  Committees.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The board of directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee, or to designate additional committees.  The board of directors shall have the power to appoint employees of the corporation who are not members of the board of directors to serve as advisory, non-voting consultants to any such committees.  Any committee, to the extent provided in the resolutions of the board creating such committee and subject to the limitations provided by statute, shall have and may exercise the powers of the whole board of directors in the management of the business and affairs of the corporation.

Section 15.  Dividends.  Subject always to the provisions of law and the articles of incorporation, the board of directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the board of directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the board of directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

Article IV - Officers

Section l.  Number.  The board of directors, as soon as practicable after the election thereof held in each year, shall elect a president, a secretary and a treasurer, and from time to time may elect one or more vice presidents and such assistant secretaries, assistant treasurers and such other officers, agents and employees as it may deem proper.  All offices may be held by the same person.

Section 2.  Election and Term of Office.  Each officer shall hold office for the term for which he was elected and until his successor shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.  Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment shall not of itself create contract rights.

Section 4.  Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise shall be filled by the board of directors for the unexpired portion of the term.

Section 5.  Chairman.  The chairman shall preside at all meetings of the stockholders and the board of directors, and such other duties as may be prescribed by the board of directors from time to time.

Section 6.  President.  The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation.  He shall, in the absence of the chairman, preside at meetings of the stockholders and board of directors.  He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws or some other law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 7.  Vice President.  In the absence of the president, or in the event of his death or inability to act, the vice president, if any, or if more than one, then in the order designated by the board of directors, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

Section 8.  Secretary.  The secretary shall:

(a)	Keep the minutes of the stockholders’ and the board of directors’ meetings in one or more books provided for that purpose;

(b)	See that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(c)
Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;

(d)	Keep a register of the post office address of each stockholder;

(e)	Sign with the president or a vice president certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors;

(f)	Have general charge of the stock transfer books of the corporation; and

(g)	In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 9.  Treasurer.  If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.  The treasurer shall:

(a)
Have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; and

(b)	In general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 10.  Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Section 11.  Officer Reimbursement.  Each officer by accepting his office agrees that any payments made to him by the corporation such as a salary, commission, bonus, interest, or rent, or travel, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance.  It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed.  In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

Section 12.  Conflicts of Interest.  In the event an officer holds another office or possesses property which gives rise, directly or indirectly, to duties or interests that conflict with such officer’s duties or interests as an officer of the corporation, such officer shall disclose such conflict in writing to the board of directors.

Article V - Certificates For Shares And Their Transfer

Section 1.  Certificates for Shares.  Subject to the requirements of law, certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors.  Such certificates shall be signed by the president or a vice president and by the secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 2.  Facsimile Signatures.  If a transfer agent or registrar is appointed and countersigns certificates representing shares of the corporation, the signatures of the officers of the corporation on such certificates may be facsimiles.

Article VI - Indemnification

Section 1.  Indemnification of Directors and Officers:  Claims by Third Parties.  The corporation shall, to the fullest extent authorized by the Nevada Revised Statutes, indemnify a director or officer (the “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction or upon a plea nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  Indemnification of Directors and Officers:  Claims Brought by or in the Right of the Corporation.  The corporation shall, to the fullest extent authorized by the Nevada Revised Statutes, indemnify an Indemnitee who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders.  However, indemnification shall not be made for a claim, issue or matter in which the Indemnitee has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considered proper.

Section 3.  Advancement of Expenses.  Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 above may be paid by the corporation, after request by the Indemnitee in advance of the final disposition of the action, suit or proceeding upon: (i) receipt of a written affirmation from the person seeking advancement of expenses of his or her good-faith belief that he or she has met the standard of conduct set forth in Section 1 or 2, (ii) receipt of an undertaking by or on behalf of the Indemnitee to repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the corporation, and (iii) a determination that the facts then known to those making the determination would not preclude indemnification.  This determination shall be made in the manner specified in Section 4.

Section 4.  Approval of Indemnification.  An indemnification under Section 1 or 2 hereof, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard or conduct set forth in Sections 1 and 2.  This determination shall be made in one of the following ways, as designated by the Indemnitee in his or her sole discretion:

(a)	By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit or proceeding;

(b)	If a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(c)	By the stockholders.

Upon written request by the Indemnitee for indemnification (which request shall designate a method of determination described above), the corporation shall, at its expense, take all actions necessary to make the determination (utilizing the method of determination designated by the Indemnitee) as expeditiously as possible but within not later than One Hundred Eighty (180) days (or at the next stockholders’ meeting if that method is designated) after such request.  The Indemnitee shall have the right to petition a court of appropriate jurisdiction:  (i) to make the determination, if the corporation fails to do so within the time allotted; or (ii) to review the determination, if the determination denies indemnification in whole or in part.

Section 5.  Indemnification - Definitions, Other Provisions.  The other and further provisions affecting indemnification of directors and officers which are set forth in Section 78.7502 of the Nevada Revised Statutes, including any definitions and right to partial indemnification, shall be applicable to this Article VI.

Section 6.  Contract with the Corporation.  The provisions of this Article VI shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article VI and the relevant provisions of the Nevada Revised Statutes, are in effect, and any repeal or modification of any such law or of this Article VI shall not affect any rights or obligations then existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.  In the event this Article is repealed or modified, the corporation shall give written notice thereof to the directors and officers and any such repeal or modification shall not be effective for a period of Sixty (60) days after such notice is delivered.

Section 7.  Indemnification of Employees and Agents.  Any person who is not covered by the foregoing provisions of this Article and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, may be indemnified to the extent authorized at any time or from time-to-time by the board of directors.

Section 8.  Other Rights of Indemnification.  The indemnification provided or permitted by this Article VI shall not be deemed exclusive of any other rights to which those who shall or may be indemnified may be entitled by law, separate agreement or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 9.  Liability Insurance.  The corporation shall have the power to purchase and maintain insurance (including insurance issued by an affiliated insurer and insurance for which premiums may be adjusted retroactively, in whole or in part, based upon claims experience, or similar arrangements and may also create a trust fund or other form of funded arrangement) on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s status as such, regardless of whether the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Article VII - Amendments

Section 1.  Amendment.  These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors when such power is conferred upon the board of directors by the articles of incorporation or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the articles of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

Article VIII – Disclosure of Interests of Directors

Section 1.  Notice of Conflict.  If any director has a direct or indirect interest in an existing or proposed contract or transaction of the corporation or holds any office or possesses any property which gives rise, directly or indirectly, to an interest that might conflict with such director’s duty or interest as a director of the corporation, the director shall disclose the conflict in writing to the board of directors.

Section 2.  Voting. In the event a director has a conflict described by Article VIII, Section 1, such director shall not have the power to vote regarding such transaction, except for with respect to the following transactions:

•
a contract or transaction relating to a loan to the corporation, where a director or a corporation or other entity in which a director has an interest has guaranteed the repayment of any part of the loan;

•	a contract or transaction for the benefit of a holding company or subsidiary corporation of which a director is a director or officer;

•	a contract by director to subscribe for or underwrite shares or debentures to be issued by the corporation or a subsidiary of the corporation;

•	a contract, arrangement or transaction in which all directors have an interest;

•	determining the compensation of the directors;

•	purchasing and maintaining insurance for liabilities incurred by the directors in their capacity as such;

•	the indemnification of a director by the corporation.

Section 3.  Other Services to the Corporation.  A director may serve as an officer or otherwise be positioned to profit from the corporation on such terms as the other directors may determine.  No person shall be disqualified from the position of director as a result of contracting with the corporation.  No contract or transaction of the corporation shall be void solely by reason of a director’s interest therein.  A director or an entity affiliated with a director may provide professional services to the corporation and receive reasonable compensation for such services.  Notwithstanding any contrary provision in these bylaws, no director may serve as an auditor of or provide audit services to the corporation.

Section 4.  Services to Other Entities.   A director may hold a position with another business entity, including but not limited to director, officer or employee, in which the corporation has an interest, and such director shall not be liable to the corporation for compensation or other benefits received as a result of such a position, unless the stockholders direct otherwise.

Annex C

[CONSENT CARD]

PLEASE CONSENT TODAY!

SEE REVERSE SIDE FOR AN EASY WAY TO CONSENT.

TO CONSENT BY MAIL, PLEASE DETACH CONSENT CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF SAVE SCIO

This written consent is solicited on behalf of Save Scio, and not on behalf of the Board of Directors of Scio Diamond Technology Corporation, a Nevada corporation (“Company”). Unless otherwise indicated below, the undersigned, a stockholder of record of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Company, hereby consents, pursuant to Section 78.320 of the Nevada Revised Statutes, with respect to all shares of Common Stock held by the undersigned, to the adoption of the below-described Proposals without a meeting of the stockholders of Company.

This written consent revokes all prior written consents given by the undersigned with respect to the matters covered hereby.

Your consent is important. Please CONSENT immediately.
Please sign, date and return your written consent form in the enclosed postage-paid envelope.

[continued and to be signed on the reverse side]

YOUR CONSENT IS IMPORTANT
PLEASE REVIEW THE CONSENT STATEMENT AND CONSENT TODAY:

Please sign, date and return promptly in the envelope provided, or mail to: Save Scio, c/o Alliance Advisors, LLC, which is assisting us as consent solicitor, at 200 Broadacres Drive, 3rd Fl., Bloomfield, NJ 07003.

SAVE SCIO RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1, 2 AND 3 BELOW.

Proposal 1 (Repeal of Any Amendments to the Bylaws Adopted by the Board Without the Approval of Stockholders after May 13, 2010): RESOLVED, that the Bylaws are hereby amended to repeal any amendments thereto adopted by the Board without Stockholder approval after May 13, 2010 and prior to or concurrently with the effectiveness of this Resolution:

CONSENT  ☐         WITHHOLD ☐         ABSTAIN  ☐

Proposal 2 (Amendment and Restatement of Bylaws): RESOLVED, that the Proposed Amended and Restated Bylaws, as described in the accompanying Consent Statement, be, and hereby are, adopted as the bylaws of the Company, effective immediately:

CONSENT ☐         WITHHOLD ☐         ABSTAIN ☐

Proposal 3 (Election of New Directors): RESOLVED, that the following persons are elected as the members of the Board of Directors of the Company effective immediately upon the adoption of this Resolution, and shall serve in such capacities until the next annual meeting of the Stockholders or until their earlier death, resignation or removal or until their respective successors are duly elected and qualified:

Ben Wolkowitz
Kristoffer Mack
Bernard M. McPheely
Craig Brown
Ronnie Kobrovsky
Lewis Smoak
Michael McMahon

CONSENT  ☐       WITHHOLD  ☐

To withhold authority to consent to the election of one or more of the Nominees, check the “CONSENT” box above and write the candidate(s) for whom you wish to withhold your consent in the space below.

Proposal 3 is conditioned upon the effectiveness of Proposal 2. If the Amended and Restated Bylaws are not adopted in Proposal 2, and there are no vacancies to fill, none of the Nominees can be elected pursuant to Proposal 3.

IN THE ABSENCE OF “ABSTAIN” OR “WITHHOLD” BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH PROPOSAL LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:  _________________
Signature of Stockholder: ____________________________________
Signature (if held jointly): ____________________________________
Name and Title of Representative (if applicable): _________________

IMPORTANT NOTE TO STOCKHOLDERS:
Please sign exactly as name appears hereon. If the shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.